EXHIBIT 10.23

                                CREDIT AGREEMENT

                           Dated as of March 29, 2002

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                                       and

                              BANK OF AMERICA, N.A.

                                  as the Agent

                                       and

                                   GFSI, INC.

                                 as the Borrower


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                                TABLE OF CONTENTS

SECTION                                                                                                         PAGE

ARTICLE 1 LOANS AND LETTERS OF CREDIT.............................................................................1

         1.1      Total Facility..................................................................................1
         1.2      Revolving Loans.................................................................................2
         1.3      [Intentionally Deleted].........................................................................4
         1.4      Letters of Credit...............................................................................4
         1.5      Bank Products...................................................................................8

ARTICLE 2 INTEREST AND FEES.......................................................................................8

         2.1      Interest........................................................................................8
         2.2      Continuation and Conversion Elections...........................................................9
         2.3      Maximum Interest Rate..........................................................................10
         2.4      Fees...........................................................................................11
         2.5      Unused Line Fee................................................................................11
         2.6      Letter of Credit Fee...........................................................................11

ARTICLE 3 PAYMENTS AND PREPAYMENTS...............................................................................11

         3.1      Revolving Loans................................................................................11
         3.2      Termination of Facility........................................................................11
         3.3      [Intentionally Deleted]........................................................................12
         3.4      Prepayments....................................................................................12
         3.5      LIBOR Rate Loan Prepayments....................................................................13
         3.6      Payments by the Borrower.......................................................................13
         3.7      Payments as Revolving Loans....................................................................13
         3.8      Apportionment, Application and Reversal of Payments............................................13
         3.9      Indemnity for Returned Payments................................................................14
         3.10     Agent's and Lenders' Books and Records; Monthly Statements.....................................14

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY.................................................................15

         4.1      Taxes..........................................................................................15
         4.2      Illegality.....................................................................................16
         4.3      Increased Costs and Reduction of Return........................................................16
         4.4      Funding Losses.................................................................................17
         4.5      Inability to Determine Rates...................................................................17
         4.6      Certificates of Agent..........................................................................18
         4.7      Survival.......................................................................................18

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES......................................................18

         5.1      Books and Records..............................................................................18
         5.2      Financial Information..........................................................................18
         5.3      Notices to the Lenders.........................................................................21
         5.4      Collateral Reporting...........................................................................23

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ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS.................................................................24

         6.1      Authorization, Validity, and Enforceability of this Agreement and the Loan Documents...........24
         6.2      Validity and Priority of Security Interest.....................................................25
         6.3      Organization and Qualification.................................................................25
         6.4      Corporate Name; Prior Transactions.............................................................25
         6.5      Subsidiaries and Affiliates....................................................................25
         6.6      Financial Statements and Projections...........................................................25
         6.7      Capitalization.................................................................................26
         6.8      Solvency.......................................................................................26
         6.9      Debt...........................................................................................26
         6.10     Distributions..................................................................................26
         6.11     Real Estate; Leases............................................................................26
         6.12     Proprietary Rights.............................................................................27
         6.13     Trade Names....................................................................................27
         6.14     Litigation.....................................................................................27
         6.15     Labor Disputes.................................................................................27
         6.16     Environmental Laws.............................................................................27
         6.17     No Violation of Law............................................................................29
         6.18     No Default.....................................................................................29
         6.19     ERISA Compliance...............................................................................29
         6.20     Taxes..........................................................................................29
         6.21     Regulated Entities.............................................................................30
         6.22     Use of Proceeds; Margin Regulations............................................................30
         6.23     Copyrights, Patents, Trademarks and Licenses, etc..............................................30
         6.24     No Material Adverse Change.....................................................................30
         6.25     Full Disclosure................................................................................30
         6.26     Material Agreements............................................................................30
         6.27     Bank Accounts..................................................................................30
         6.28     Governmental Authorization.....................................................................31
         6.29     CCP Indemnification............................................................................31

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS.....................................................................31

         7.1      Taxes and Other Obligations....................................................................31
         7.2      Legal Existence and Good Standing..............................................................31
         7.3      Compliance with Law and Agreements; Maintenance of Licenses....................................31
         7.4      Maintenance of Property; Inspection of Property................................................32
         7.5      Insurance......................................................................................32
         7.6      Insurance and Condemnation Proceeds............................................................33
         7.7      Environmental Laws.............................................................................34
         7.8      Compliance with ERISA..........................................................................35
         7.9      Mergers, Consolidations or Sales...............................................................35
         7.10     Distributions; Capital Change; Restricted Investments..........................................36


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         7.11     Transactions Affecting Collateral or Obligations...............................................36
         7.12     Guaranties.....................................................................................36
         7.13     Debt...........................................................................................37
         7.14     Prepayment.....................................................................................37
         7.15     Transactions with Affiliates...................................................................38
         7.16     Investment Banking and Finder's Fees...........................................................38
         7.17     Business Conducted.............................................................................38
         7.18     Liens..........................................................................................38
         7.19     Sale and Leaseback Transactions................................................................38
         7.20     New Subsidiaries...............................................................................39
         7.21     Acquisitions...................................................................................39
         7.22     Fiscal Year....................................................................................41
         7.23     Fixed Charge Coverage Ratio....................................................................41
         7.24     Minimum Availability...........................................................................41
         7.25     Use of Proceeds................................................................................41
         7.26     Proceeds from Surplus Cash Deposits............................................................41
         7.27     Excess Collections, Investments, etc...........................................................42
         7.28     Further Assurances.............................................................................42

ARTICLE 8 CONDITIONS OF LENDING..................................................................................42

         8.1      Conditions Precedent to Making of Loans on the Closing Date....................................42
         8.2      Conditions Precedent to Each Loan..............................................................44

ARTICLE 9 DEFAULT; REMEDIES......................................................................................45

         9.1      Events of Default..............................................................................45
         9.2      Remedies.......................................................................................48

ARTICLE 10 TERM AND TERMINATION..................................................................................49

         10.1     Term and Termination...........................................................................49

ARTICLE 11 AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS..........................................50

         11.1     Amendments and Waivers.........................................................................50
         11.2     Assignments; Participations....................................................................51

ARTICLE 12 THE AGENT.............................................................................................53

         12.1     Appointment and Authorization..................................................................53
         12.2     Delegation of Duties...........................................................................54
         12.3     Liability of Agent.............................................................................54
         12.4     Reliance by Agent..............................................................................54
         12.5     Notice of Default..............................................................................55
         12.6     Credit Decision................................................................................55
         12.7     Indemnification................................................................................55


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         12.8     Agent in Individual Capacity...................................................................56
         12.9     Successor Agent................................................................................56
         12.10    Withholding Tax................................................................................56
         12.11    Collateral Matters.............................................................................58
         12.12    Restrictions on Actions by Lenders; Sharing of Payments........................................59
         12.13    Agency for Perfection..........................................................................59
         12.14    Payments by Agent to Lenders...................................................................59
         12.15    Settlement.....................................................................................60
         12.16    Letters of Credit; Intra-Lender Issues.........................................................63
         12.17    Concerning the Collateral and the Related Loan Documents.......................................65
         12.18    Field Audit and Examination Reports; Disclaimer by Lenders.....................................66
         12.19    Relation Among Lenders.........................................................................67

ARTICLE 13 MISCELLANEOUS.........................................................................................67

         13.1     No Waivers; Cumulative Remedies................................................................67
         13.2     Severability...................................................................................67
         13.3     Governing Law; Choice of Forum; Service of Process.............................................67
         13.4     WAIVER OF JURY TRIAL...........................................................................68
         13.5     Survival of Representations and Warranties.....................................................68
         13.6     Other Security and Guaranties..................................................................69
         13.7     Fees and Expenses..............................................................................69
         13.8     Notices........................................................................................70
         13.9     Waiver of Notices..............................................................................71
         13.10    Binding Effect.................................................................................71
         13.11    Indemnity of the Agent and the Lenders by the Borrower.........................................71
         13.12    Limitation of Liability........................................................................72
         13.13    Final Agreement................................................................................72
         13.14    Counterparts...................................................................................72
         13.15    Captions ......................................................................................72
         13.16    Right of Setoff................................................................................72
         13.17    Confidentiality................................................................................73
         13.18    Conflicts with Other Loan Documents............................................................73
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                         ANNEXES, EXHIBITS AND SCHEDULES


ANNEX A       -    DEFINED TERMS

EXHIBIT B     -    FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C     -    FINANCIAL STATEMENTS

EXHIBIT D     -    FORM OF NOTICE OF BORROWING

EXHIBIT E     -    FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F     -    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT G     -    FORM OF INVENTORY DISPOSITION AGREEMENT



SCHEDULE 1.2 - LENDERS' COMMITMENTS (ANNEX A - DEFINED TERMS)

SCHEDULE 6.3 - ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.4 -  CORPORATE NAME, PRIOR TRANSACTIONS

SCHEDULE 6.5 - SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.7 - CAPITALIZATION

SCHEDULE 6.9 - DEBT

SCHEDULE 6.11 - REAL ESTATE; LEASES

SCHEDULE 6.12 - PROPRIETARY RIGHTS

SCHEDULE 6.13 - TRADE NAMES

SCHEDULE 6.14 - LITIGATION

SCHEDULE 6.15 - LABOR DISPUTES

SCHEDULE 6.16 - ENVIRONMENTAL LAW

SCHEDULE 6.19 - ERISA COMPLIANCE

SCHEDULE 6.26 - MATERIAL AGREEMENTS

SCHEDULE 6.27 - BANK ACCOUNTS

SCHEDULE 7.18 - LIENS



                                       v

                                CREDIT AGREEMENT

                  This Credit Agreement, dated as of ______________, 2002, (this "Agreement") among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 231 South LaSalle Street, Chicago, Illinois 60697, as agent for the Lenders (in its capacity as agent, the "Agent"), GFSI, Inc., a Delaware corporation, with offices at 9700 Commerce Parkway, Lenexa, Kansas 66219 (the "Borrower") and GFSI Holdings, Inc., a Delaware corporation with offices at 9700 Commerce Parkway, Lenexa, Kansas 66219 ("Holdings").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Borrower desires to refinance and replace its existing credit facility with Bank One, N.A. and, in furtherance of such desire has requested the Lenders to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $65,000,000 and which extensions of credit the Borrower will use for the purposes permitted hereunder;

                  WHEREAS, Holdings owns all of the outstanding capital stock of the Borrower and as such will benefit from the credit extended to the Borrower hereunder and has agreed to guarantee the obligations of the Borrower hereunder and be bound by the terms hereof;

                  WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

                  WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, the Borrower and Holdings hereby agree as follows.


                                   ARTICLE 1
                           LOANS AND LETTERS OF CREDIT

         1.1 TOTAL FACILITY. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $65,000,000 (the "Total Facility") to the Borrower from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

         1.2  REVOLVING LOANS.

              (a) AMOUNTS. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower in amounts not to exceed such Lender's Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions not to exceed the Maximum Revolver Amount, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

              (b) PROCEDURE FOR BORROWING.

                  (1) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("Notice of Borrowing"), which must be received by the Agent prior to
(i) 12:00 noon (Chicago time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 11:00 a.m. (Chicago time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                  (A) the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $1,000,000 (and increments of $100,000 in excess of such amount);

                  (B)  the requested Funding Date, which must be a Business Day;

                  (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

                  (D) the duration of the Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

                  (2) In lieu of delivering a Notice of Borrowing, the Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

                  (3) The Borrower shall have no right to request a LIBOR Rate Loan while an Event of Default has occurred and is continuing.

              (c) RELIANCE UPON AUTHORITY. Prior to the Closing Date, the Borrower shall deliver to the Agent, a notice setting forth the account of the Borrower ("Designated Account") to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Borrower may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

              (d) NO LIABILITY. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrower to repay such Revolving Loans as provided herein.

               (e) NOTICE IRREVOCABLE. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrower shall be bound to borrow the funds requested therein in accordance therewith.

               (f) AGENT'S ELECTION. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

               (g) MAKING OF REVOLVING LOANS. If Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 12:00 noon (Chicago time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds to the account designated by the Borrower; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

               (h) MAKING OF NON-RATABLE LOANS.

                   (A) If Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrower on the applicable Funding Date

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

by transferring same day funds to the Borrower's Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $6,500,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date.

                      (B) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

                  (i) Agent Advances.

                      (A) Subject to the limitations set forth below, the Agent is authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in
Article 8 have not been satisfied, to make Base Rate Revolving Loans to the Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 10% of the Borrowing Base but not in excess of the Maximum Revolver Amount which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent Advances"); provided, that the Majority Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

                      (B) The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

         1.3   [INTENTIONALLY DELETED].

         1.4   LETTERS OF CREDIT.

               (a) AGREEMENT TO ISSUE OR CAUSE TO ISSUE. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrower in support of an obligation of the Borrower or any Subsidiary Guarantor one or more commercial/documentary and standby letters of credit ("Letter of Credit") and/or
(ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues a Letter of Credit for the account of the Borrower in support of an obligation of the Borrower or any Subsidiary Guarantor (any such credit support or enhancement


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


being herein referred to as a "Credit Support") from time to time during the term of this Agreement.

               (b) AMOUNTS; OUTSIDE EXPIRATION DATE. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would (when taken together with all Obligations) exceed Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 12 months for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section
1.4 are met and no Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

               (c) OTHER CONDITIONS. In addition to conditions precedent contained in Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

                    (1) The Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance reasonably satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

                    (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

               (d)  ISSUANCE OF LETTERS OF CREDIT.

                    (1) Request for Issuance. The Borrower must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of


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


Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

                    (2) RESPONSIBILITIES OF THE AGENT; ISSUANCE. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the face amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                    (3) NO EXTENSIONS OR AMENDMENT. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.4 are met as though a new Letter of Credit were being requested and issued.

                (e) PAYMENTS PURSUANT TO LETTERS OF CREDIT. The Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing unless the Borrower has paid the Letter of Credit Issuer the full amount of such drawing in immediately available funds on the date of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

                (f) INDEMNIFICATION; EXONERATION; POWER OF ATTORNEY.

                    (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.4, the Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrower's obligations under this Section shall survive payment of all other Obligations.

                    (2) Assumption of Risk by the Borrower. As among the Borrower, the Lenders, and the Agent (other than a Lender in its capacity as Letter of Credit Issuer), the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent (other than a Lender in its capacity as Letter of Credit Issuer) shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this
Section 1.4(f).

                    (3) Exoneration. Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or and Lender to the Borrower, or relieve the Borrower of any of its obligations hereunder to any such Person.

                    (4) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit or expand the Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise in connection with a drawing or attempt to draw, or any payment or nonpayment under a Letter of Credit. Such rights shall be governed solely by (i) the terms of the letter of credit application and related agreements between the Borrower and the Letter Credit Issuer (the "L/C Agreements") and (ii) applicable law and the UCP 500 or ISP 98, as applicable, (as defined in the L/C Agreements).

                    (5) Account Party. The Borrower hereby authorizes and directs any Letter of Credit Issuer to name the Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

               (g) SUPPORTING LETTER OF CREDIT; CASH COLLATERAL. If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a "Supporting

Letter of Credit") in form and substance reasonably satisfactory to the Agent, issued by an issuer reasonably satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

         1.5 BANK PRODUCTS. Each of Holdings, the Borrower and each Subsidiary Guarantor (except any Canadian Subsidiary Guarantor) may request and the Agent may, in its sole and absolute discretion, arrange for Holdings, the Borrower and each Subsidiary Guarantor (except any Canadian Subsidiary Guarantor) to obtain from the Bank or the Bank's Affiliates Bank Products although Holdings, the Borrower and Subsidiary Guarantors are not required to do so. If Bank Products are provided by an Affiliate of the Bank, Holdings and the Borrower agree to, and shall cause each Subsidiary Guarantor to, indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, that nothing contained herein is intended to limit the rights of Holdings, the Borrower or Subsidiary Guarantors, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between Holdings, the Borrower or Subsidiary Guarantors and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. Each of Holdings, the Borrower and Subsidiary Guarantors acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.


                                   ARTICLE 2
                                INTEREST AND FEES

         2.1    INTEREST.

                (a) INTEREST RATES. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice selecting the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                    (i) For all Base Rate Revolving Loans and other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

                    (ii) For all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans quarterly in arrears on the first day of January, April, July and October of each year, commencing April 1, 2002 and on the Termination Date. The Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

(b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

         2.2    CONTINUATION AND CONVERSION ELECTIONS.

                (a) The Borrower may:

                    (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof) into LIBOR Rate Loans; or

                    (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans.

                (b) The Borrower shall deliver a notice of continuation/ conversion ("Notice of Continuation/Conversion") to the Agent not later than 12:00 noon (Chicago time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                    (i)  the proposed Continuation/Conversion Date;

                    (ii) the aggregate amount of Loans to be converted or renewed;

                    (iii) the type of Loans resulting from the proposed conversion or continuation; and

                    (iv) the duration of the requested Interest Period, provided, however, the Borrower may not select an Interest Period that ends after the Stated Termination Date; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.


               (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

               (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

               (e) There may not be more than 8 different LIBOR Rate Loans in effect hereunder at any time.

         2.3 MAXIMUM INTEREST RATE. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

         2.4 FEES. The Borrower agrees to pay the Agent (a) for the ratable benefit of the Lenders, a non-refundable closing fee (the "Closing Fee") of $243,750 on the Closing Date, (b) for its sole benefit a non-refundable agency fee of $9,000 ("Agency Fee") paid in advance on the Closing Date and on the first day of each January, April, July and October, commencing July 1, 2002, and
(c) for its sole benefit a non-refundable arrangement fee pursuant to the fee letter dated November 16, 2001, between the Agent and the Borrower.

         2.5 UNUSED LINE FEE. On the first day of each January, April, July and October, commencing April 1, 2002, and on the Termination Date the Borrower agrees to pay in arrears to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to the Applicable Margin per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first quarter hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrower's Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

         2.6 LETTER OF CREDIT FEE. The Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Applicable Margin for standby Letters of Credit or the Applicable Margin for commercial/documentary Letters of Credit, as applicable, per annum and to Agent for the benefit of the Letter of Credit Issuer a fronting fee of one-eighth of one percent (0.125%) per annum of the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a "fronting fee" payable to the Letter of Credit Issuer. The Letter of Credit Fee shall be payable quarterly on the first day of each January, April, July and October, commencing April 1, 2002, in arrears for each quarter in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.


                                   ARTICLE 3
                            PAYMENTS AND PREPAYMENTS

         3.1 REVOLVING LOANS. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, without penalty, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrower shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds Availability.

         3.2 TERMINATION OF FACILITY. The Borrower may terminate this Agreement upon at least ten (10) Business Days' notice to the Agent and the Lenders, upon
(a) the  payment
in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return or the cash collateralization pursuant to Section 1.4(g) of all outstanding Letters of Credit, (b) the payment in full in cash of all reimbursable expenses and other Obligations, and (c) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any.

         3.3   [INTENTIONALLY DELETED].

         3.4   PREPAYMENTS.


               (a) One Business Day after receipt by the Borrower or its Subsidiaries of cash proceeds of any asset disposition or insurance or condemnation proceeds received pursuant to Section 7.6 (excluding proceeds of asset dispositions permitted by Section 7.9(a) or insurance or condemnation proceeds permitted to be reinvested pursuant to Section 7.6)), the Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrower or its Subsidiaries in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Liens hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith ("Net Proceeds"). Any such prepayment shall be applied in accordance with Section 3.4(b).

               (b) Prepayments from proceeds of asset dispositions or insurance or condemnation proceeds in accordance with Section 3.4(a) shall be applied, first, to pay the principal of the Revolving Loans, second, to accrued interest with respect to the Revolving Loans, and third to cash collateralize outstanding Letters of Credit; provided, however, that if an Event of Default shall have occurred and be continuing, such prepayments shall be applied, first, to accrued interest with respect to the Revolving Loans, second, to pay the principal of the Revolving Loans, and third to cash collateralize outstanding Letters of Credit.

               (c) No provision contained in this Section 3.4 shall constitute a consent to an asset disposition that is otherwise not permitted by the terms of this Agreement.

               (d) Amounts prepaid may be reborrowed; provided, however, that upon the sale of, or the receipt by the Borrower or its Subsidiaries of any insurance or condemnation proceeds with respect to, any Equipment, fixture or Real Estate reflected in the appraisal by which the Fixed Asset Amount was determined, the Fixed Asset Amount will be permanently reduced (the "Fixed Asset Amount Reduction") by 75% of the orderly liquidation value (as defined in the aforementioned appraisal) of the Equipment or fixture sold or disposed of and 70% of the fair market value (as defined in the aforementioned appraisal) of the Real Estate sold or disposed of; provided, further, however, that with respect to Equipment in which the Borrower or its Subsidiaries are permitted to reinvest the proceeds of such sale pursuant to Section 7.6 or Section 7.9, the Fixed Asset Amount Reduction shall occur only if (i) the sale or insurance or condemnation proceeds are not reinvested within the time period provided for in
Section 7.6 or Section 7.9 and (ii) the Equipment or fixture purchased to replace such sold or damaged or destroyed Equipment or fixture has a value which is not, in Agent's reasonable discretion, at least equal to the value of such sold or damaged or destroyed Equipment.

         3.5 LIBOR RATE LOAN PREPAYMENTS. In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall pay to the Lenders the amounts described in Section 4.4.

         3.6   PAYMENTS BY THE BORROWER.

               (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Chicago time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue. After an Activation Event has occurred and Agent has issued any related notice required under any Blocked Account Agreement, solely for purposes of calculating interest accrued on the Revolving Loan, payments shall be credited to the Loan Account after an additional one Business Day after receipt of such payments in immediately available funds.

               (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         3.7 PAYMENTS AS REVOLVING LOANS. At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

         3.8 APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements, including all such fees, indemnities or expense reimbursements relating to Bank Products, then due to the Agent from Holdings, the Borrower or the Borrower's Subsidiaries; second, to pay any expense reimbursements then due to the Lenders from Holdings and its Subsidiaries under the Loan Documents; third, to pay interest due in respect of all Loans, including Non-Ratable

Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations if required under Section 1.4(g); and seventh, to the payment of any other Obligation to the Agent or any Lender by Holdings and its Subsidiaries under the Loan Documents or documents in connection with Bank Products. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrower shall pay LIBOR breakage losses in accordance with Section 4.4. So long as an Event of Default has occurred and is continuing, the Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations. If reasonably requested by the Borrower, Agent shall provide the Borrower with an explanation describing any reversal and reapplication of any such proceeds.

         3.9 INDEMNITY FOR RETURNED PAYMENTS. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrower shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.9 shall survive the termination of this Agreement.

         3.10 AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrower and its Subsidiaries with respect to the Loans or the Letters of Credit. Holdings and the Borrower agree, and the Borrower shall cause its Subsidiaries to agree, that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct and an account stated (except for reversals and reapplications of payments made as provided in Section 3.8 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within sixty
(60) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made (and interest and fees accrued with respect thereto) will be considered to be disputed by the Borrower.


                                   ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1   TAXES.

               (a) Any and all payments by the Borrower or its Subsidiaries to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes or Other Taxes, unless required by law or administrative or court order. In addition, the Borrower shall, or it shall cause its Subsidiaries to, where applicable, pay all Other Taxes.

               (b) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor. The Borrower shall have the right to contest such Taxes or Other Taxes with the cooperation of Agent and Lenders.

               (c) If the Borrower or its Subsidiaries shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                    (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                    (ii) the Borrower shall, or it shall cause its Subsidiaries to, where applicable, make such deductions and withholdings;

                    (iii) the Borrower shall, or it shall cause its Subsidiaries to, where applicable, pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                    (iv) the Borrower shall, or it shall cause its Subsidiaries to, where applicable, also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

               (d) At the Agent's request, within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall, or it shall cause its Subsidiaries to, where applicable, furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

               (e) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         4.2   ILLEGALITY.

               (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

               (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrower is required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

         4.3   INCREASED COSTS AND REDUCTION OF RETURN.

               (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

               (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and determines (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

         4.4 FUNDING LOSSES. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

               (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

               (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

               (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

         4.5 INABILITY TO DETERMINE RATES. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or if the Agent or Lenders determine that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, in each case, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

         4.6 CERTIFICATES OF AGENT. If any Lender claims reimbursement or compensation under this Article 4, Agent shall determine the amount thereof and shall deliver to the Borrower (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be presumed to be correct in the absence of manifest error.

         4.7    SURVIVAL. The agreements and obligations of the Borrower in this
Article 4 shall survive the payment of all other Obligations.


                                   ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         5.1 BOOKS AND RECORDS. Holdings and the Borrower shall, and Borrower shall cause its Subsidiaries to, maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section
5.2(a). Holdings and the Borrower shall, and Borrower shall cause its Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Holdings and the Borrower shall, and Borrower shall cause its Subsidiaries to, maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts;
(b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral customarily recorded in such books and records.

         5.2 FINANCIAL INFORMATION. Holdings and its Subsidiaries shall promptly furnish to each Lender, all such financial information as the Agent shall reasonably request. Without limiting the foregoing, Holdings and its Subsidiaries will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

                (a) As soon as available, but in any event not later than ninety-five (95) days after the close of each Fiscal Year, consolidated audited balance sheets, and income statements, cash flow statements and changes in stockholders' equity for Holdings and its Subsidiaries and the Borrower and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of Holdings and its Subsidiaries the Borrower and its Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent. Holdings and the Borrower, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. The Borrower hereby authorizes the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to, and discuss with the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrower; provided that the Agent shall provide prior notice to Holdings of Agent's intention to communicate with such accountants and such communication will be made with the involvement of a representative of the Borrower (and the Borrower hereby agrees to make such representative available so as to not hinder such communication).

                (b) As soon as available, but in any event not later than thirty
(30) days after the end of each fiscal month, consolidated unaudited balance sheets of Holdings and its Subsidiaries and the Borrower and its consolidated Subsidiaries as at the end of such month, and consolidated unaudited income statements and cash flow statements for Holdings and its Subsidiaries and the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such fiscal month, all in reasonable detail, fairly presenting the financial position and results of operations of Holdings and its Subsidiaries and the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form (except for Holdings until such comparable information is available but in no event later than April 30, 2003), figures for the corresponding period in the prior Fiscal Year and in the budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Holdings and the Borrower will deliver to Agent within fifty (50) days after the end of each quarter, a copy of its 10-Q filed with the SEC. Holdings and the Borrower shall certify by a certificate signed by their chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly Holdings and the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal recurring accruals and adjustments considered necessary.

                (c) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

                (d)  With  each of the  annual  audited  and  monthly  unaudited
Financial Statements delivered pursuant to Section 5.2(a) or (b), a certificate of the chief financial officer of the Borrower setting forth in reasonable detail the calculations required to establish that the Borrower and/or Holdings was in compliance with the covenants set forth in Section 7.23 and Section 7.24, as applicable, during the period covered in such Financial Statements and as at the end thereof. Within thirty (30) days after the end of each month, a certificate of the chief financial officer of the Borrower stating that, except as explained in reasonable detail in such certificate, (i) all of the representations and warranties of Holdings, the Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (ii) Holdings, the Borrower and its Subsidiaries are, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (iii) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, (iv) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements, and (v) explaining the variances of the figures in the corresponding quarterly budgets and prior Fiscal Year financial statements, provided, however, the preceding clauses (iv) and (v) shall only be required quarterly. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                (e) No sooner than sixty (60) days before and not more than thirty (30) days after the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets and cash flow statements and consolidated and consolidating income statements) for Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at the end of and for each month of such Fiscal Year.

                (f) Promptly and after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Borrower and its Subsidiaries.

                (g) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by Holdings, the Borrower or any of the Borrower's Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by Holdings, the Borrower or any of the Borrower's Subsidiaries to or from the holders of any equity interests of the Borrower (other than routine non-material correspondence sent by shareholders of the Borrower to the Borrower) or any such Subsidiary or of any Debt of the Borrower or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                (h) As soon as available, but in any event not later than fifteen (15) days after the Borrower's or Holdings' receipt thereof, a copy of all final management letters prepared for the Borrower or Holdings by any independent certified public accountants of Holdings or the Borrower.

                (i) Promptly after their preparation and distribution to its shareholders, copies of any and all proxy statements, financial statements, and reports which Holdings and the Borrower makes available to its shareholders.

                (j) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by Holdings or by any of its Subsidiaries.

                (k) As soon as available, but in any event within twenty (20) days after the end of each fiscal month (for such month) a Borrowing Base Certificate supporting the information in accordance with Section 5.4; provided, that at any time after an Activation Event occurs and before the Borrower can demonstrate that the Borrower has maintained Availability of not less than $12,500,000 for any period of ninety (90) consecutive days following such Activation Event, Agent may require more frequent collateral reporting.

                (l) Borrower shall cause each Canadian Subsidiary Guarantor to cause its bank to furnish to the Agent, on the last day of each fiscal quarter, original statements of all its bank accounts, including, without limitation, all of its Canadian bank accounts.

                (m) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of Holdings or any Subsidiary.

         5.3 NOTICES TO THE LENDERS. The Borrower shall notify the Agent and the Lenders in writing of the following matters at the following times:

                (a) Immediately after becoming aware of any Default or Event of Default;

                (b) Immediately after becoming aware of the assertion by the holder of any capital stock of Holdings, the Borrower or any of Borrower's Subsidiaries or the holder of any Debt of the Borrower or any Subsidiary in a face amount in excess of $1,000,000 that a default exists with respect thereto or that the Borrower or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                (c)    Immediately  after  becoming  aware  of   any   event  or
          circumstance which could reasonably be expected to have a Material Adverse Effect;

                (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

               (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

               (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

               (g) Immediately after receipt of any notice of any violation by the Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Borrower or any Subsidiary is not in compliance with any Environmental Law which could reasonably be expected to have a Material Adverse Effect or is investigating the Borrower's or such Subsidiary's compliance therewith;

               (h) Immediately after receipt of any written notice that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

               (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of the Borrower or any of its Subsidiaries;

               (j) Any change in the Borrower's or its Subsidiaries' name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, locations of Collateral, or form of organization, trade names under which the Borrower or its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty
          (30) days prior thereto; provided, however, that when Collateral with a book value less than $200,000 is relocated in connection with an Event within the United States or Canada (except Quebec), for less than thirty (30) days the Borrower or its Subsidiaries shall provide Agent with prior notice of the relocation of such Collateral as soon as the Borrower can determine the new location if the Borrower has not previously notified the Agent of such Event;

               (k) Within ten (10) Business Days after the Borrower or its Subsidiaries or any ERISA Affiliate knows or has reason to know that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto which could reasonably be expected to have a Material Adverse Effect;

               (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrower or its Subsidiaries or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either the Borrower or its Subsidiaries or any ERISA Affiliate;

               (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by the Borrower or its Subsidiaries or any ERISA Affiliate, copies of the following:
          (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

               (n)  Within three (3) Business Days after the occurrence thereof:
          (i) any changes in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower or its Subsidiaries or any ERISA Affiliate was not previously contributing which changes in benefits, establishment of a new plan or commencement of contributions will increase the Borrower's or its Subsidiaries' annual costs with respect thereto by an amount in excess of $1,000,000 [in the aggregate]; or
          (ii) any failure by the Borrower or its Subsidiaries or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment;

               (o) Within three (3) Business Days after the Borrower or its Subsidiaries or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan; or

               (p) From time to time as may be reasonably requested by Agent, the Borrower shall supplement Schedule 6.12; provided that no such supplement to Schedule 6.12 shall amend or otherwise modify Schedule
          6.12 or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Required Lenders in writing.

         Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

         5.4 COLLATERAL REPORTING. The Borrower shall, and shall cause each of its Subsidiaries to, promptly furnish to each Lender, all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Borrower will, and will cause its Subsidiaries to, furnish to the Agent, in sufficient copies for distribution by the Agent to each

Lender, in such detail as the Agent or the Lenders shall request, the following:
(a) at times specified in Section 5.2(k), a schedule of the Accounts created, credits given, cash collected and other adjustments to Accounts since the last such schedule and a Borrowing Base Certificate; (b) on a monthly basis, by the 20th day of the following fiscal month, or more frequently if requested by the Agent, an aging of the Accounts, together with a reconciliation to the corresponding Borrowing Base and general ledger; (c) on a monthly basis by the 20th day of the following fiscal month, or more frequently if requested by the Agent, a listing of accounts payable; (d) on a monthly basis by the 20th day of the following fiscal month (or more frequently if requested by the Agent), a detailed calculation of Eligible Accounts, Eligible Inventory and Eligible In-Transit Inventory; (e) on a monthly basis by the 20th day of the following fiscal month (or more frequently if requested by the Agent), Inventory reports by category and location (including a schedule of upcoming Events in reasonably sufficient detail as Agent may request), together with a reconciliation to the corresponding Borrowing Base and general ledger; (f) upon request, copies of invoices in connection with Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with Accounts and for Inventory and Equipment acquired by the Borrower or its Subsidiaries, purchase orders and invoices; (g) upon request, a statement of the balance of each of the intercompany accounts; (h) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and (i) with the delivery of each of the foregoing, a certificate executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any records or reports of the Collateral are prepared by an accounting service or other agent, Holdings and Borrower hereby authorize, and the Borrower shall cause its Subsidiaries to authorize, such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.


                                   ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS

         Each of Holdings and Borrower, as applicable, warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

         6.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS. Holdings, the Borrower and Borrower's Subsidiaries have the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which they are a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each of Holdings, the Borrower and Borrower's Subsidiaries has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by Holdings, the Borrower and the Borrower's Subsidiaries and constitute the legal, valid and binding obligations, as applicable, of Holdings, the Borrower and Borrower's Subsidiaries enforceable against it in accordance with their respective terms. Holdings, the Borrower's and Borrower's Subsidiaries' execution, delivery, and performance of this Agreement and the other Loan
Documents to which they are a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of Holdings, the Borrower or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which Holdings, the Borrower or such Subsidiary is a party or which is binding upon it, (b) any Requirement of Law applicable to Holdings, the Borrower or any of Borrower's Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of Holdings, the Borrower or any of Borrower's Subsidiaries.

         6.2 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement, the Mortgage(s), and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral (except for those Liens identified in clauses (c), (d), (e), (i),
(j), (k), (l), and (n) of the definition of Permitted Liens securing all the Obligations) and enforceable against the Borrower and its Subsidiaries and all third parties.

         6.3 ORGANIZATION AND QUALIFICATION. Each of Holdings, the Borrower and Borrower's Subsidiaries (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business other than any jurisdiction in which failure to qualify does not have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

         6.4 CORPORATE NAME; PRIOR TRANSACTIONS. Each of the Borrower and its Subsidiaries has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business, other than as described on Schedule 6.4 or with respect to Champion Products prior to its acquisition by CCP.

         6.5 SUBSIDIARIES AND AFFILIATES. Schedule 6.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

         6.6    FINANCIAL STATEMENTS AND PROJECTIONS.

                (a) The Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrower and its consolidated Subsidiaries as of June 29, 2001, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, PricewaterhouseCoopers. The Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Borrower and its consolidated Subsidiaries as of February 22, 2002. Such financial statements are attached hereto as Exhibit C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended subject to normal recurring accruals and adjustments considered necessary.

                (b) The Latest Projections when submitted to the Lenders as required herein represent the Borrower's reasonable estimate of the future financial performance of the Borrower and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

         6.7    CAPITALIZATION

                (a) The Borrower's  authorized capital stock consists  of 10,000 shares of common stock, par value $0.01 per share, of which one (1) share is validly issued and outstanding, fully paid and non-assessable and is owned beneficially and of record by Holdings.

                (b)  Holdings'   authorized  common  capital  stock  consists of
         (i) 1,105 shares of Series A common stock, par value $.01 per share of which 1000 are validly issued and outstanding or held as treasury stock, fully paid and non-assessable and (ii) 1,000 shares of Series B common stock, par value $.01 per share, of which 1,000 shares are validly issued and outstanding or held as treasury stock, fully paid and non-assessable and; in each case, are owned beneficially and of record by the parties listed on Schedule 6.7.

         6.8 SOLVENCY. Each of Holdings, the Borrower and each Canadian Subsidiary is Solvent prior to and after giving effect to the Loan Documents, the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

         6.9 DEBT. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrower and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 6.9 and (c) Debt permitted under Section 7.13.

         6.10 DISTRIBUTIONS. Since June 28, 2001 through the Closing Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower or any of its Subsidiaries other than Permitted Holdings Payments.

         6.11 REAL ESTATE; LEASES. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Borrower and all Real Estate owned by any of its Subsidiaries, all leases and subleases of real or personal property held by the Borrower or its Subsidiaries as lessee or sublessee (other than leases of personal property as to which the Borrower or its Subsidiaries is lessee or sublessee for which the value of such personal property in the aggregate is less than $500,000, and all leases and subleases of real or personal property held by the Borrower or its Subsidiaries as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the Borrower's knowledge, no default by any party to any such lease or sublease exists. Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by the Borrower or its Subsidiaries, or valid leasehold interests in all Real Estate designated therein as "leased" by the Borrower or its Subsidiaries and the Borrower or its Subsidiaries have good, indefeasible, and merchantable title to all of its other property reflected on the February 22, 2002 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

         6.12 PROPRIETARY RIGHTS. Schedule 6.12 sets forth a correct and complete list of all of the Borrower's and its Subsidiaries' Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights that would result in an Event of Default hereunder. The Proprietary Rights described on Schedule 6.12 constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's or its Subsidiaries' business the absence of which would have a Material Adverse Effect.

         6.13 TRADE NAMES. All trade names or styles under which the Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.13.

         6.14 LITIGATION. Except as set forth on Schedule 6.14, there is no pending, or to the best of the Borrower's or its Subsidiaries' knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrower's or its Subsidiaries' knowledge, investigation by any Governmental Authority against the Borrower or its Subsidiaries, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

         6.15 LABOR DISPUTES. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the Borrower's knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

         6.16  ENVIRONMENTAL LAWS.   Except as  otherwise  disclosed on Schedule
6.16:

               (a) The Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws and neither the Borrower nor any Subsidiary nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, or any property now or previously in its charge, management or control, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

               (b) The Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all material terms and conditions of such permits.

               (c) Neither the Borrower nor any of its Subsidiaries, nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

               (d) Neither the Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or to the Borrower's knowledge that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

               (e) To the best of the Borrower's knowledge, none of the present or past operations, or any property now or previously in its charge, management or control, of the Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

               (f) There is not now, nor to the best of the Borrower's knowledge has there ever been on or in the Real Estate:

                              (1) any underground storage tanks or surface impoundments,

                              (2) any asbestos-containing material, or

                              (3) any  polychlorinated  biphenyls (PCBs) used in
               hydraulic oils, electrical transformers or other equipment.

               (g) Neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

               (h) Neither the Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) or any Governmental Authority imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                (i) None of the products manufactured, distributed or sold by the Borrower or any of its Subsidiaries contain asbestos containing material.

                (j) No Environmental Lien has attached to the Real Estate.

          6.17  NO  VIOLATION  OF  LAW.  Neither  the  Borrower  nor  any of its
Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

          6.18 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

          6.19 ERISA COMPLIANCE. Except as specifically disclosed in Schedule 6.19:

                (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and its Subsidiaries and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor its Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor its Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrower nor its Subsidiaries nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

         6.20 TAXES. The Borrower and its Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal, provincial, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien or do not exceed $50,000 individually or in the aggregate.

         6.21 REGULATED ENTITIES. None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither the Borrower nor its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         6.22 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used by the Borrower and its Subsidiaries to refinance existing debt, for working capital purposes, for Acquisitions and expansion of the businesses of the Borrower or its Subsidiaries and for general corporate purposes. Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.23 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Each of the Borrower and its Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person and no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.24 NO MATERIAL ADVERSE CHANGE. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Lenders.

         6.25 FULL DISCLOSURE. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower or any Subsidiary to the Lenders prior to the Closing
Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.26 MATERIAL AGREEMENTS. Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which the Borrower or any of its Subsidiaries is a party or is bound as of the date hereof.

         6.27 BANK ACCOUNTS. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by the Borrower or any of its Subsidiaries with any bank or other financial institution.

         6.28  GOVERNMENTAL  AUTHORIZATION.  No  approval,  consent,  exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of this Agreement or any other Loan Document, except as have been filed by the Borrower and its Subsidiaries.

         6.29 CCP INDEMNIFICATION. The representations and warranties made pursuant to Article 6 shall be deemed to exclude from the scope of the matters covered thereby any matter that is covered by Section 8.2 of the Champion Stock Purchase Agreement, except any such matter relating to any claim for indemnification asserted against Sara Lee Corporation under said Section 8.2 as to which, to the Borrower's knowledge, the Sara Lee Corporation has failed to assume the defense thereof, or indemnify, the Borrower or CCP therefrom.


                                   ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS

         Each of Holdings and the Borrower, as applicable, covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

         7.1 TAXES AND OTHER OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, reasonably satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the Borrower has notified the Agent in writing, neither the Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge or claim of materialmen, mechanics or carriers (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Borrower or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

         7.2 LEGAL EXISTENCE AND GOOD STANDING. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

         7.3 COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations reasonably necessary to own its property and to conduct its business as conducted on the Closing Date. The Borrower shall not, and shall not permit any of its Subsidiaries to modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

         7.4    MAINTENANCE OF PROPERTY; INSPECTION OF PROPERTY.

                (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property that is necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

                (b) The Borrower shall permit representatives and independent contractors of the Agent (at the expense of the Borrower not to exceed four (4) times per year unless an Event of Default has occurred and is continuing) to visit and inspect any of Borrower's and the Subsidiaries' properties, to examine their corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss their affairs, finances and accounts with Borrower's and its Subsidiaries' directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. In addition, the Borrower shall permit representatives of any Lender (at such Lender's sole expense) to accompany the Agent in connection with any of the foregoing activities.

         7.5    INSURANCE.

                (a) The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A- or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; and public liability; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its reasonable discretion, or acting at the direction of the Required Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Required Lenders. Without limiting the foregoing, in the event that any improved Real Estate covered by the Mortgages is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), the Borrower shall purchase and maintain flood insurance on the improved Real Estate and any Equipment and Inventory located on such Real Estate. The amount of said flood insurance will be reasonably determined by the Agent, and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973, as amended. The Borrower shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

               (b) The Borrower shall, and shall cause its Subsidiaries to, cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower or its Subsidiaries fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans.


         7.6 INSURANCE AND CONDEMNATION PROCEEDS. The Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance and condemnation proceeds (other than proceeds with respect to any loss, damage or destruction of the Collateral of a Canadian Subsidiary Guarantor) in respect of Collateral directly and to apply or remit them as follows:

               (a) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Borrower shall, and shall cause its Subsidiaries to, deposit such proceeds upon receipt in a cash collateral account pledged by the Borrower and its Subsidiaries for use by the Borrower or its Subsidiaries to replace such Collateral. If the Borrower or its Subsidiaries fail to use such proceeds to replace such Collateral within 120 days of deposit into the cash collateral account or if an Event of Default has occurred and is continuing, Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in
       Section 3.4.

              (b) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Agent shall permit the Borrower to use any such proceeds, or any part thereof (i) less than or equal to $100,000, in any manner not otherwise restricted hereunder and
       (ii) in excess of $100,000, in order to replace, repair, restore or rebuild the relevant Fixed Assets within one hundred and eighty (180) days following receipt of such proceeds in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction, so long as, in either case, (1) no Event of Default has occurred and is continuing, (2) the aggregate proceeds when taken together with any other insurance or condemnation proceeds received by the Borrower do not exceed $500,000 and, (3) with respect to proceeds in excess of $100,000 only, if the Borrower first (A) provides the Agent and the Required Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Required Lenders and (B) demonstrates to the reasonable satisfaction of the Agent and the Required Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.4.

Notwithstanding anything herein to the contrary, to the extent there is any loss, damage, or destruction to the Collateral of a Canadian Subsidiary Guarantor, the Borrower shall cause such Canadian Subsidiary Guarantor to (x) receive the insurance or condemnation proceeds with respect to such loss, damage or destruction and (y) deposit such proceeds into a cash collateral account pledged to the Agent, to be used for the purposes set forth in clause (a) or
(b), above, as applicable, as long as such proceeds are not used to reduce the Obligations. To the extent such proceeds are not used within the time periods and for the purposes set forth herein, the pledged cash collateral shall remain so pledged to the Agent indefinitely.

         7.7   ENVIRONMENTAL LAWS.

               (a) The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in material compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. The Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

               (b) Without limiting the generality of the foregoing, the Borrower shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental non-compliance or liability issue, if any. The Borrower shall provide to Agent or any Lender copies of technical reports prepared by the Borrower or its Subsidiaries and its communications with any Governmental Authority to determine whether the Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Borrower shall, at the Agent's or the Required Lenders' reasonable request and at the Borrower's expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect. Agent and the Lenders agree to keep confidential any information disclosed to them pursuant to this Section 7.7(b) in accordance with the provisions of Section 13.17.

               (c) Upon notice that an environmental liability exists at any location, the Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of the Borrower or its Subsidiaries is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent and the Lenders' rights under the Loan Documents. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default of the Borrower or its Subsidiaries or impose any liability on the Agent or the Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither the Borrower nor its Subsidiaries nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect the Borrower or its Subsidiaries or any other party against, or to inform the Borrower or its Subsidiaries or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent shall disclose to the Borrower or its Subsidiaries or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. The Borrower and its Subsidiaries understand and agree that the Agent makes no warranty or representation to the Borrower or its Subsidiaries or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrower and its Subsidiaries also understand that depending on the results of any site visit, observation or testing by the Agent and disclosed to the Borrower or its Subsidiaries, the Borrower or its Subsidiaries may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrower or its Subsidiaries without advice or assistance from the Agent. In each instance, the Agent will give the Borrower or its Subsidiaries reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this Section 7.7(c). The Agent will make reasonable efforts to avoid interfering with the Borrower's or its Subsidiaries' use of the Real Estate or any other property in exercising any rights provided hereunder.

               7.8 COMPLIANCE WITH ERISA. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to: (a) maintain each Plan in compliance with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except [after notice to Agent by the Borrower and its Subsidiaries of such failure] to the extent that Agent determines that a failure with respect to any or all of the foregoing clauses (a) through (c) would not reasonably be expected to have a Material Adverse Effect.

               7.9 MERGERS, CONSOLIDATIONS OR SALES. Except as otherwise permitted under this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger, reorganization, or consolidation, except among themselves and so long as the Borrower is the surviving entity and retains a majority of the assets, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property except among the Borrower and Subsidiary Guarantors and the Borrower retains a majority of the assets, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (a) for sales of Inventory in the ordinary course of its business, (b) for surrender or waiver of tort claims or contract rights in the ordinary course of business that have not otherwise been pledged to Agent, (c) for the grant in the ordinary course of business of non-exclusive licenses in patents, trademarks, and registrations therefor and other similar intellectual property, (d) for sales, transfers or termination of officer's life insurance policies, (e) for sales of computer equipment and software in the ordinary course of business that are obsolete or no longer useable by the Borrower and its Subsidiaries in their business, and (f) for sales or other dispositions of Equipment (other than computer equipment and software sold as permitted by clause (e) above) that are obsolete or no longer useable by the Borrower or its Subsidiaries in its business with an orderly liquidation value not to exceed $500,000 in any Fiscal Year. Within either (i) 180 days following or (ii) 90 days before, sales or dispositions permitted pursuant to clause (f) above, the Borrower or its Subsidiaries shall reinvest the proceeds of the sale or disposition or shall have purchased replacement Equipment in anticipation of the receipt of such proceeds; provided that no Event of Default has occurred and is continuing at the time of the receipt of such proceeds or the reinvestment of such proceeds. If the Borrower or its Subsidiaries fail to comply with subclauses (i) or (ii) Agent shall apply such proceeds (other than proceeds with respect to sale or disposition of Equipment of a Canadian Subsidiary Guarantor) to the Loans in accordance with Section 3.4. All Equipment purchased with such proceeds shall be free and clear of all Liens, except the Agent's Liens.

Notwithstanding anything herein to the contrary, to the extent Equipment of any Canadian Subsidiary Guarantor is sold pursuant to clause (f) above, the Borrower shall cause such Canadian Subsidiary Guarantor to deposit such proceeds into a cash collateral account pledged to the Agent, to be used within the time period set forth in clause (i) or (ii) above, as applicable, for reinvestment or purchase of new Equipment, as long as such proceeds are not used to reduce the Obligations. To the extent such proceeds are not used within the time periods and for the purposes set forth herein, the pledged cash collateral shall remain so pledged to the Agent indefinitely.

               7.10 DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Borrower by its Subsidiaries or Permitted Holdings Payments, provided, however, that, at the time of any Distribution with respect to Permitted Holdings Payments other than for any Distribution described in clause (b) of such definition, no Event of Default shall have occurred or be continuing or would result after giving effect to such Distribution, (b) make any change in its capital structure which could have a Material Adverse Effect, or (c) make any Restricted Investment.

               7.11 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

               7.12 GUARANTIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, make, issue, or become liable on any Guaranty, except (a) Guaranties of the

Obligations in favor of the Agent and (b) unsecured guarantees of the Borrower's or Subsidiary Guarantors' obligations under License Agreements or leases.

               7.13 DEBT. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur or maintain any Debt, other than: (a) the Obligations; (b) Debt described on Schedule 6.9; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment, Real Estate or fixtures provided that (i) Liens securing the same attach only to the Equipment, Real Estate or fixtures acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) incurred does not exceed $1,500,000 in any Fiscal Year; (d) Debt evidencing a refunding, renewal, amendment or extension of the Debt described on Schedule 6.9; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed, amended or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed, amended or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and
(iv) the terms of such refunding, renewal, amendment or extension are no less favorable to the Borrower or its Subsidiaries, the Agent or the Lenders than the original Debt; (e) Debt evidenced by the Senior Notes in an aggregate principal amount not to exceed $125,000,000, (f) Chillicothe Debt; (g) Debt consisting of intercompany loans and advances made by the Borrower to any Subsidiary Guarantor or any such Subsidiary Guarantor to the Borrower; provided, that: (i) the Borrower shall have executed and delivered to each such Subsidiary Guarantor, and each such Subsidiary Guarantor shall have executed and delivered to the Borrower, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Debt owing at any time by the Borrower to such Subsidiary Guarantor or by such Subsidiary Guarantor to the Borrower, which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (ii) the Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (iii) the obligations of the Borrower and its Subsidiaries under any such Intercompany Notes shall be subordinated to the Obligations of the Borrower hereunder and the obligations of the Subsidiary Guarantors under their respective Guaranties in a manner reasonably satisfactory to Agent; (iv) for greater certainty, all Liens, if any, now or hereafter held to secure any intercompany loan shall be subordinated to the Liens in favor of the Agent and (v) no Event of Default shall have occurred and be continuing, unless Agent shall have expressly consented to the making of such intercompany loan regardless of the continuation of such Event of Default; (h) Debt incurred in connection with an Acquisition permitted under Section 7.21; provided, that such Debt shall not exceed more than $10,000,000 in the aggregate outstanding at any one time; and (i) Debt incurred in connection with Hedge Agreements.

               7.14 PREPAYMENT. The Borrower shall not, and shall not permit any of its Subsidiaries to, voluntarily prepay any Debt except (a) the Obligations in accordance with the terms of this Agreement and (b) any other Debt (except for Debt evidenced by the Senior Notes) as permitted by the Agent in the Agent's sole discretion (except for Senior Notes) and (c) intercompany Debt among the Borrower and its Subsidiaries, provided, however, that the Borrower or any of its Subsidiaries may voluntarily prepay Debt other than the Obligations and intercompany Debt by means of a refinancing or replacement of the prepaid Debt, so long as (i) the maturity of the Debt refinanced is extended beyond the Stated Termination Date, (ii) the principal amount of the Debt refinanced is not increased (iii) the terms of such refinancing debt are not materially less favorable to the Borrower or its Subsidiaries than the Debt that is refinanced, and (iv) the Liens, if any, securing such refunded replaced or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, replaced, or extended.

               7.15 TRANSACTIONS WITH AFFILIATES. Except as set forth below, the Borrower shall not, and shall not permit any of its Subsidiaries to, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate (except Subsidiary Guarantors or the Borrower), or lend or advance money or property to any
Affiliate (except Subsidiary Guarantors or the Borrower), or invest in (by capital contribution or otherwise) any Affiliate (except Subsidiary Guarantors or the Borrower) or purchase or repurchase any stock or indebtedness, or any property (including Inventory), of any Affiliate (except Subsidiary Guarantors or the Borrower), or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate (except Subsidiary Guarantors or the Borrower). Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, (a) the Borrower and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to the Borrower and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate and (b) the Borrower may make Permitted Holdings Payments; provided, however, that notwithstanding the occurrence and continuation of an Event of Default, the Borrower may make payments consisting of Permitted Holdings Payments described in clause (b) of such definition.

               7.16 INVESTMENT BANKING AND FINDER'S FEES. The Borrower shall not, and shall not permit any of its Subsidiaries to, pay or agree to pay, or reimburse any other party (except the Agent pursuant to this Agreement or the Fee Letter) with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

               7.17 BUSINESS CONDUCTED. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which the Borrower or its Subsidiaries is engaged on the Closing Date and businesses reasonably related thereto.

               7.18 LIENS. The Borrower shall not and shall not permit any of its Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens, and Liens, if any, in effect as of the Closing Date described in Schedule 7.18 securing Debt described in Schedule 6.9 and Liens securing Capital Leases and purchase money Debt permitted in Section 7.13.

               7.19 SALE AND LEASEBACK TRANSACTIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any

Person providing for the Borrower or such Subsidiary to lease or rent property that the Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

               7.20 NEW SUBSIDIARIES. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than (a) those listed on Schedule 6.5 as of the Closing Date and (b) the Subsidiary of the Borrower formed as an unlimited liability company under the laws of Nova Scotia (the "Canadian Subsidiary") which may be formed within 180 days of the Closing Date or at such later time as the Agent shall consent to in the Agent's discretion and except in connection with Acquisitions permitted under Section 7.21 below. Any Subsidiary created pursuant to this Section shall become a Subsidiary Guarantor and such Subsidiary Guarantor shall enter into any document, agreement or arrangement as may be required, by the Agent in its sole discretion, for the benefit of the Lenders, including without limitation a security agreement, a hypothec and Blocked Account Agreements (springing) in form and substance satisfactory to the Agent.

               7.21 ACQUISITIONS. (a) The Borrower will not consummate and will not permit any Subsidiary of the Borrower to consummate any Acquisition unless all of the following conditions are satisfied:

                    (i) both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, the Borrower will be in compliance with Section 7.13(h) and no Default or Event of Default exists or would result therefrom;

                    (ii) as soon as available, but not less than fifteen (15) Business Days prior to such Acquisition, the Borrower shall have provided to Agent a copy of the information provided to the board of directors (or a summary prepared by the chief financial officer in sufficient detail, in Agent's sole discretion, on Acquisitions less than $1,000,000) of Holdings or the Borrower, together with a certificate of Holdings' or the Borrower's chief financial officer attaching a forecast dated as of the date of such Acquisition, updated on a pro forma basis to give effect to such Acquisition and otherwise complying with Section 5.2(e);

                    (iii) the aggregate purchase price paid in connection with such Acquisition permitted hereunder shall not exceed $10,000,000, including Debt and liabilities assumed or incurred in connection therewith;

                    (iv) if such Acquisition is an Acquisition of the capital stock of a Person, the Acquisition is structured so that the surviving entity after the Acquisition is organized under the laws of the United States or a State therein or Canada or any province of Canada (except for Quebec and Newfoundland) and shall become a Wholly-Owned Subsidiary of the Borrower (and a Subsidiary Guarantor pursuant to the terms of this Agreement) and if such Acquisition is an acquisition of assets, the Acquisition is structured so that the Borrower or a Wholly-Owned Subsidiary of the Borrower that is a Subsidiary Guarantor shall acquire such assets;

                    (v) the Borrower shall not, and shall not cause or permit its Subsidiaries to, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected, as of the date of such Acquisition, to result in the existence or occurrence of a Material Adverse Effect;

                    (vi) on a pro forma basis after giving effect to such Acquisition (for the twelve month period following such Acquisition), the Fixed Charge Coverage Ratio shall be in compliance with Section 7.23;

                    (vii) the Borrower shall certify (and provide the Agent with a pro forma calculation in form and substance reasonably satisfactory to the Agent) to the Agent and the Lenders that, after giving effect to the Acquisition, Availability is not less than $10,000,000 on a pro forma basis including all consideration given in connection with such Acquisition, other than capital stock of Holdings delivered to the seller(s) in such Acquisition, as having been paid in cash at the time of making such Acquisition;

                    (viii) the Target shall be in the same or similar line of business as the Borrower or its Subsidiaries; and

                    (ix) the Target shall not be projected to contribute more than $25,000,000 of annual revenues of the Borrower during the first year after its acquisition.

               (b) Notwithstanding anything in this Agreement to the contrary, simultaneously with the closing of any Acquisition financed hereunder (including any Acquisition referred to in the following clause (c) of this Section 7.21) and within thirty (30) days following the closing of any other Acquisition, the Agent shall have been granted, for the benefit of Agent and the Lenders, a first priority lien on and security interest in the property of the Target that is the subject of such Acquisition, subject only to Permitted Liens, and shall have received, without limitation, (i) the items described in subsection 8.1(g) and
Section 7.26, and (ii) duly executed UCC financing statements or amendments to existing financing statements with respect to such Target, in form and substance reasonably satisfactory to the Agent and which, upon filing, shall perfect the first priority security interest of the Agent, for the benefit of Agent and the Lenders, in such property. In the event owned Real Estate was acquired in connection with such Acquisition, the Agent shall have received, within thirty
(30) days following the closing of any Acquisition (except with respect to subclause (z) below such requirement to be delivered prior to the closing day of any Acquisition), (x) in the case of owned Real Estate being acquired, a fully executed Mortgage, in form and substance reasonably satisfactory to the Agent together with, in the case of owned Real Estate having a fair market value of at least $1,000,000 (if requested by the Agent), an ALTA lender's title insurance policy issued by a title insurer reasonably satisfactory to the Agent, in form and substance and in an amount reasonably satisfactory to the Agent insuring that the Mortgage is a valid and enforceable first priority lien on the respective property, free and clear of all defects, encumbrances and Liens except for Permitted Liens, (y) an environmental site assessment prepared by a qualified firm reasonably acceptable to the Agent, in form and substance reasonably satisfactory to the Agent; (z) and a flood certification in form and substance reasonably satisfactory to the Agent. Assets of the entity subject to any Acquisition permitted hereunder, which would otherwise be a part of the Borrowing Base, shall not be considered part of the Borrowing Base until after the Agent has performed an acceptable field examination with respect to such assets, and in any case, only to the extent set forth in this Agreement.

               (c) In connection with any Acquisition not otherwise permitted hereunder, the Borrower shall provide the Agent and the Lenders no less than 45 days prior written notice and the Agent and the Lenders hereby agree to use their best efforts to, within 30 days of receipt of complete information relating to such Acquisition as reasonably determined by the Lenders, evaluate such information and determine whether to consent to such Acquisition and such consent shall not be unreasonably withheld provided that no Default or Event of Default has occurred and is continuing.

               7.22  FISCAL  YEAR.  Neither  Holdings,   the  Borrower  nor  the
Borrower's Subsidiaries shall change its Fiscal Year.

               7.23 FIXED CHARGE COVERAGE RATIO. Holdings and its consolidated Subsidiaries will maintain a Fixed Charge Coverage Ratio for each period of twelve consecutive fiscal months ended on the last day of each fiscal month of not less than (i) 1:05:1 at all times before an Activation Event and (ii) 1:15:1 at all times after an Activation Event; provided, however, that if the Borrower maintains Availability of at least $12,500,000 for any period of ninety (90) consecutive days following such Activation Event, the Fixed Charge Coverage Ratio requirement shall be determined going forward as if such Activation Event had not occurred.

               7.24  MINIMUM AVAILABILITY.

               The Borrower shall maintain, at all times after the Closing Date, Availability of not less than $2,500,000.

               7.25 USE OF PROCEEDS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

               7.26 PROCEEDS FROM SURPLUS CASH DEPOSITS. The Borrower shall cause any Canadian Subsidiary Guarantor that has on deposit in any bank account any cash not applied for general working capital needs exceeding $1,500,000, at any time, to transfer such unapplied cash to the Borrower by loan, Distribution or other intercompany transfer; provided, however, that after an Activation Event has occurred the Borrower shall cause such Canadian Subsidiary Guarantor to transfer (a) any such unapplied cash exceeding $800,000 or (2) any such unapplied cash as Agent shall reasonably, after consultation with the Borrower, request.

               7.27 EXCESS COLLECTIONS, INVESTMENTS, ETC. The Borrower shall not permit any Canadian Subsidiary Guarantor to allow the Canadian Excess Amount with respect to such Canadian Subsidiary Guarantor to exceed $2,000,000, in the aggregate.

               7.28 FURTHER ASSURANCES. The Borrower shall, and shall cause its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.


                                   ARTICLE 8
                              CONDITIONS OF LENDING

               8.1 CONDITIONS PRECEDENT TO MAKING OF LOANS ON THE CLOSING DATE. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent and each Lender:

                    (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrower and its Subsidiaries shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrower and its Subsidiaries before or on such Closing Date.

                    (b) Upon making the Revolving Loans (including such Revolving Loans made to finance the Closing Fee or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and with all its obligations current, the Borrower shall have Availability of at least $15,000,000.

                    (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

                    (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

                    (e) The Agent and the Lenders shall have received such opinions of counsel for the Borrower and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

                    (f) The Agent shall have received an ALTA title policy for each of the Kansas properties, in form and substance acceptable to Agent, with respect to the Mortgages.

                    (g) The Agent shall have received:

                        (i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC, the PPSA, the Personal Property Securities Acts of the provinces of Canada or the CCQ, as applicable, in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Liens; and

                        (ii) duly executed UCC-3  Termination  Statements,  PPSA
                  Termination Statements or Termination Statements relating to the Personal Property Securities Acts of the provinces of Canada and all jurisdictions that Agent may deem necessary and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

                    (h) The Borrower shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                    (i) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

                    (j) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and its Subsidiaries and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

                    (k) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

                    (l) Without limiting the generality of the items described above, the Borrower and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Agent to the Borrower prior to the Closing Date.

                    (m) The Borrower and its Subsidiaries shall have obtained an Inventory Disposition Agreement in the form attached hereto as Exhibit G or such other form otherwise acceptable to Agent ("Inventory Disposition Agreement") from each licensor for which Borrower or its Subsidiaries has an existing License Agreement to sell Inventory and which is listed on Schedule 6.12. To the extent such Inventory Disposition Agreements have not been received, Inventory governed by the License Agreements for which such Inventory Disposition Agreement is to be executed shall not be included in Eligible Inventory or Eligible In-Transit Inventory except at Agent's discretion.

                    (n) The Agent shall have received an executed Blocked Account Agreement that provides for the collection and remittance of all proceeds of Accounts and other collections to Agent on a daily basis at all times after the occurrence of an Activation Event and notice of the same to the Clearing Bank to be applied against the outstanding balance of the Revolving Loans, in form and substance acceptable to Agent.

               The acceptance by the Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrower and its Subsidiaries to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

               Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

               8.2 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                    (a) The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                           (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date such as the Closing Date and except to the extent the Agent and the Lenders have been notified in writing by the Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

                           (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                           (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

               (b) No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).


                                   ARTICLE 9
                                DEFAULT; REMEDIES

               9.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure by the Borrower to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

                  (b) any representation or warranty made or deemed made by Holdings, the Borrower or any of Borrower's Subsidiaries in this
         Agreement or by Holdings, the Borrower or any of Borrower's Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by Holdings, the Borrower or any of Borrower's Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(k), 7.2, 7.5, 7.9-7.25, or Section 11 of the Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(k)) or 5.3 and such default shall continue for three (3) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Article of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which Holdings, the Borrower or any of Borrower's Subsidiaries and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for fifteen (15) days or more;

                  (d) any default shall occur with respect to any Debt (other than the Obligations) of Holdings, the Borrower or any of Borrower's Subsidiaries in an outstanding principal amount which exceeds $1,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by Holdings, the Borrower or any of Borrower's Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (e) Holdings, the Borrower or any of Borrower's Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or file any proposal or notice of intent to file a proposal or otherwise commence any action or proceeding seeking reorganization, arrangement, consolidation or readjustment of its debts or which seek to stay or has the effect of staying any creditor or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy, insolvency, liquidation, winding up, corporate or similar act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, proposal, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                  (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Holdings, the Borrower or any of Borrower's Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy, insolvency liquidation, winding up, corporate or similar act or law, state, provincial or federal, now or hereafter existing and either (i) such petition or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto or (ii) such petition or proceeding shall result in a Material Adverse Effect;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, administrator, trustee or similar officer for Holdings, the Borrower or any of Borrower's Subsidiaries or for all or any part of their property shall be appointed or a warrant of attachment, execution, writ of seizure or seizure and sale or similar process shall be issued against any part of the property of Holdings, the Borrower or any of Borrower's Subsidiaries or any distress or analogous process is levied upon all or any part of any of Holdings, the Borrower or any of Borrower's Subsidiaries, other than Permitted Liens;

                  (h) Holdings, the Borrower or any of Borrower's Subsidiaries shall file a certificate of dissolution or like process under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof except as permitted hereunder;

                  (i) all or any material part of the property of the Borrower or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority or any other person, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by Holdings, the Borrower or any of Borrower's Subsidiary or any other obligor;

                  (k) one or more judgments, orders, decrees or arbitration awards is entered against Holdings, the Borrower or any of Borrower's Subsidiaries involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

                  (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of Holdings, the Borrower or any of Borrower's Subsidiaries occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                  (m)  there is filed  against Holdings,  the Borrower or any of
         Borrower's Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred eighty (180) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                  (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded
         Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
         Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $1,000,000;

                    (p) there occurs a Change of Control, except in connection with any public offering by Holdings or its Subsidiaries; provided that
         (i) the Borrower gives Agent at least 30 days prior written notice of such public offering, (ii) proceeds of any such public offering are sufficient to indefeasibly pay in full in cash all Obligations in the manner provided in Section 3.8 and (iii) the Agent and the Lenders in their discretion declare such payment in full to be a Termination Date; or

                    (q) there occurs an event having a Material Adverse Effect.

               9.2  REMEDIES.

                    (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Maximum Revolver Amount, or any of the advance rates used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower:
(A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrower to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

                    (b) If an Event of Default has occurred  and is  continuing:
(i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC, PPSA, CCQ and the Mortgages Act of Ontario; (ii) the Agent may, at any time, and shall, at the direction of the Required Lenders, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, and shall cause its Subsidiaries to, upon the Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may and shall, at the direction of the Required Lenders, sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees, and shall cause its Subsidiaries to agree, that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC, PPSA or the CCQ or otherwise, shall constitute reasonable notice to the Borrower and its Subsidiaries if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to
Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower or its Subsidiaries. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower waives, and shall cause its Subsidiaries to, irrevocably waive: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees, and shall cause its Subsidiaries to agree, that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrower's or its Subsidiaries' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's and its Subsidiaries' rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose if allowed by such agreements. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

                    (c) If an Event of Default occurs, the Borrower waives, and shall cause its Subsidiaries to, waive all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.


                                   ARTICLE 10
                              TERM AND TERMINATION

                    10.1 TERM AND TERMINATION. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral). At any time, the Borrower may request an extension of the Stated Termination Date for a period of not more than one year. The agreement to extend the then Stated Termination Date shall be at the Agent's and Lenders' sole discretion after giving consideration, among other things, to the Permitted Holdings Payments allowed to be made after March 15, 2005 .

                                   ARTICLE 11
          AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

               11.1  AMENDMENTS AND WAIVERS.

                     (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

                          (i) increase or extend the Commitment of any Lender;

                          (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                          (iii) reduce the principal of, or the rate of interest
             specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                          (iv) change the  percentage of the  Commitments  or of
             the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                          (v) increase any of the  percentages  set forth in the
             definition of the Borrowing Base;

                          (vi) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

                          (vii) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

                          (viii) change the definitions of "Majority Lenders" or
             "Required Lenders"; or

                          (ix) increase the Maximum Revolver Amount, the Maximum
             Inventory Loan Amount, and Letter of Credit Subfacility;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that
Schedule 1.2 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith so long as the total of the Commitments is not modified except as otherwise permitted hereunder.

               (b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

               (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

                          (i) requiring the consent of all Lenders,  the consent
             of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

                          (ii) requiring the consent of Required Lenders, the consent of Majority Lenders is obtained,

then, so long as the Agent is not a Non-Consenting Lender, at the Borrower's request, an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

               11.2  ASSIGNMENTS; PARTICIPATIONS.

                    (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld) and the Borrower (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or the Borrower shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance") together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500; provided, further, that the Borrower's consent to an assignment shall not be required when an Event of Default has occurred and is continuing. The Borrower agrees to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

                    (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                    (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrower or its Subsidiaries to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                    (d) Immediately  upon  satisfaction  of the  requirements of
Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the

Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                    (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Holdings, the Borrower and the Borrower's Subsidiaries (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a) (i), (ii) and (iii), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                    (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


                                   ARTICLE 12
                                    THE AGENT

               12.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and none of Holdings, the Borrower or its Subsidiaries shall have rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other

Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to
Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

               12.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

               12.3  LIABILITY OF AGENT. None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Holdings, the Borrower or the Borrower's Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Holdings, the Borrower or any of the Borrower's Subsidiaries or Affiliates, except as expressly provided herein.

               12.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or its Subsidiaries ), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          12.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

          12.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

          12.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any reasonable costs or out-of-pocket expenses (including

Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         12.8 AGENT IN INDIVIDUAL CAPACITY. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Borrower, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

        12.9 SUCCESSOR AGENT. The Agent may resign as Agent upon at least 30 days' prior notice to the Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

        12.10  WITHHOLDING TAX.

               (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                           (i) if such Lender  claims an  exemption  from,  or a
                  reduction of, withholding tax under a United States of America tax treaty, properly completed

                  IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender  claims that  interest paid under
                  this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                           (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                   (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                   (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                   (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                   (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

        12.11  COLLATERAL MATTERS.

               (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrower of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrower or its Subsidiaries certify to the Agent that the sale or disposition is made in compliance with Section 7.9 and will be reinvested or otherwise applied in accordance with Section 7.9 and, if applicable, Section 3.4 (and the Agent may rely conclusively on any such certificate, after conducting reasonable due diligence before relying on such certificate); (iii) constituting property in which the Borrower or its Subsidiaries owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower or its Subsidiaries under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

               (b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or its Subsidiaries or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

        12.12  RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

               (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

               (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

        12.13 AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC or the applicable provisions of the PPSA or CCQ can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

        12.14 PAYMENTS BY AGENT TO LENDERS. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

           12.15  SETTLEMENT.

                  (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                      (ii) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Chicago time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent's account, not later than 2:00 p.m. (Chicago time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in
Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

                      (iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                      (iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                      (v) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

                      (vi) Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

                  (b) Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible


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


for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and
(iii) the obligations of each Lender hereunder shall be several, not joint and several.

                  (c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Borrower on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

                  (d) Retention of Defaulting Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested
Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain



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


effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

               (e) Removal of Defaulting Lender. At the Borrower's request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrower shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

        12.16  LETTERS OF CREDIT; INTRA-LENDER ISSUES.

               (a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

               (b)  Participations in Letters of Credit.

                    (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                    (ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

                    (iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit
Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                    (iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                    (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                    (2) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                    (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                    (5) the occurrence of any Default or Event of Default; or

                    (6) the failure of the Borrower to satisfy the applicable conditions precedent set forth in Article 8.

               (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

               (d) Indemnification by Lenders. To the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

        12.17  CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS.


               (a) Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral. ---- -----

               (b) Without limiting the generality of paragraph (a) above, for the purposes of creating a solidarite active in accordance with Article 1541 of the Civil code of Quebec to the extent applicable, between each Lender, taken individually, on the one hand, and the Agent, on the other hand, each of the Borrower, Holdings and each Subsidiary of the Borrower party to a Loan Document and each such Lender acknowledge and agree with the Agent that such Lender and the Agent are hereby conferred the legal status of solidary creditors of each of the Borrower, Holdings and each Subsidiary of the Borrower party to a Loan Document in respect of all Obligations, present and future, owed by each of the Borrower, Holdings and each Subsidiary of the Borrower party to a Loan document to each such Lender and the Agent (collectively, the "Solidary Claim"). Each Subsidiary of the Borrower party to a Loan Document shall be deemed to have accepted the provisions contained herein by its execution of such Loan Document. Accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Quebec, the Borrower, Holdings and each Subsidiary of the Borrower party to a Loan Document are irrevocably bound towards the Agent and each Lender in respect to the entire Solidary Claim of the Agent and such Lender. As a result of the foregoing, the parties hereto acknowledge that the Agent and each Lender shall at all times have a valid and effective right of action for the entire Solidary Claim of the Agent and such Lender and the right to give full



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

         acquittance for it. Accordingly, without limiting the generality of the foregoing, the Agent, as solidary creditor with each Lender, shall at all times have a valid and effective right of action in respect of all Obligations, present and future, owed by each of the Borrower, Holdings and each Subsidiary of the Borrower party to a Loan Document to the Agent and to the Lenders or any of them and the right to give a full acquittance for same. The parties further agree and acknowledge that the Agent's Liens on the Collateral shall be granted to the Agent, for its own benefit and for the ratable benefit of the Lenders. Notwithstanding the foregoing, termination of this Agreement, pursuant to Section 3.2 hereof, discharges the Obligations owed to the Agent and the Lenders or any of them; provided, further, that the payment of all or any part of the Obligations by Holdings, the Borrower or Subsidiary Guarantors to Agent or any Lender shall reduce the amount of the Obligations due the Agent and all Lenders by the amount of such payment.

        12.18 FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender:

               (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Agent;

               (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

               (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

        12.19  RELATION  AMONG  LENDERS.    The  Lenders  are  not  partners  or
co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.


                                   ARTICLE 13
                                  MISCELLANEOUS

        13.1 NO WAIVERS; CUMULATIVE REMEDIES. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and its Subsidiaries and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Borrower, the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by Holdings, the Borrower and the Borrower's Subsidiaries of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

        13.2 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        13.3   GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS.

               (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES OF AMERICA LOCATED IN COOK COUNTY, ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS AND THE BORROWER, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF HOLDINGS



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


AND THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST HOLDINGS, THE BORROWER OR THE BORROWER'S SUBSIDIARIES OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

               (c) EACH OF HOLDINGS AND THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

        13.4 WAIVER OF JURY TRIAL. HOLDINGS AND THE BORROWER, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. HOLDINGS AND THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        13.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of Holdings' and the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

        13.6 OTHER SECURITY AND GUARANTIES. The Agent, may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         13.7 FEES AND EXPENSES. The Borrower agrees to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby;
(c) reasonable costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and reasonable continuations, and other actions to perfect, protect, and continue the Agent's Liens (including reasonable costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement);
(e) reasonable sums paid or incurred to pay any amount or take any action required of Holdings, the Borrower and Borrower's Subsidiaries under the Loan Documents that Holdings, the Borrower and Borrower's Subsidiaries fail to pay or take; (f) reasonable costs of appraisals, inspections, and verifications of the Collateral, including the cost of verification of Eligible In-Transit Inventory in the possession of an Approved Customs Broker/Shipper and reasonable travel, lodging, and meals for inspections of the Collateral and the Borrower's and its Subsidiaries' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and
(g) reasonable costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrower agrees to pay reasonable costs and expenses incurred by the Agent (including Attorneys' Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 3.7.

        13.8 NOTICES. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Agent or to the Bank:

                           Bank of America, N.A.
                           231 South LaSalle Street, 16th Floor
                           Chicago, IL  60697
                           Attention: Business Credit
                           Account Executive
                           Telecopy No.: (312) 974-8760


                           with copies to:

                           Latham & Watkins
                           233 South Wacker Drive
                           Sears Tower, Suite 5800
                           Chicago, IL  60606
                           Attention:  Thomas M. Quirk
                           Telecopy No.:  (312) 993-9767


                  If to the Borrower:

                           GFSI, Inc.
                           9700 Commerce Parkway
                           Lenexa, Kansas  66219
                           Attn: President or Chief Financial Officer
                           Telecopy No.: (913) 693-3907

                  with copies to:

                           Lathrop & Gage, L.C.
                           2345 Grand Blvd.
                           Suite 2300
                           Kansas City, Missouri  64108
                           Attn: H. Steven Graham
                           Telecopy No.:  (816) 292-2001

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

        13.9 WAIVER OF NOTICES. Unless otherwise expressly provided herein, the Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

        13.10 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

        13.11  INDEMNITY OF THE AGENT AND THE LENDERS BY THE BORROWER.

               (a) Holdings and the Borrower agree to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

               (b) The Borrower  agrees to  indemnify,  defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrower's or its Subsidiaries' operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's or its Subsidiaries' property or operations or property leased to the Borrower or its Subsidiaries. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

         13.12 LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY HOLDINGS, THE BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND HOLDINGS, THE BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         13.13 FINAL AGREEMENT. This Agreement and the other Loan Documents are intended by the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for that certain "fee letter" dated as of November 16, 2001, 2002, between the Borrower and the Agent. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of each of the Agent and the requisite Lenders.

         13.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         13.15 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         13.16 RIGHT OF SETOFF. In addition to any rights and remedies of the Lenders provided by law, if the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL
EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

         13.17  CONFIDENTIALITY.

                (a) The Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and a general description of the Borrower's business and may use the Borrower's name in advertising and other promotional material.

                (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.

         13.18 CONFLICTS WITH OTHER LOAN DOCUMENTS. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                        "BORROWER"


                                        GFSI, INC.


                                        By:   /s/  Larry Graveel
                                           -------------------------------------
                                        Name:  Larry Graveel
                                        Title: President



                                        "HOLDINGS"

                                        GFSI HOLDINGS, INC.


                                        By:   /s/  Larry Graveel
                                           -------------------------------------
                                        Name:  Larry Graveel
                                        Title: President



                                        "AGENT"

                                        Bank of America, N.A., as the Agent


                                        By:   /s/  Debra A. Rathberger
                                           -------------------------------------
                                           Debra A. Rathberger, Vice President



                                        "LENDERS"

                                        Bank of America, N.A., as a Lender


                                        By:  /s/  Debra A. Rathberger
                                           ------------------------------------
                                           Debra A. Rathberger, Vice President



                                        THE CIT GROUP/COMMERCIAL
                                        SERVICES, INC., as a Lender

                                        By:  /s/  Gary Paul Vessecchia
                                          --------------------------------------
                                          Gary Paul Vessecchia, Vice President




                    [Signature Page to GFSI Credit Agreement]

                                        U. S. BANK NATIONAL ASSOCIATION,
                                        as a Lender


                                        By:  /s/  Tim Kyndesen
                                           -------------------------------------
                                           Tim Kyndesen, Vice President

                                     ANNEX A
                                       TO
                                CREDIT AGREEMENT


                                   DEFINITIONS

         Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references  in  the  following  definitions  shall  refer  to  sections  of  the
Agreement:

         "Accounts" means all of the Borrower's and each of its Subsidiaries' now owned or hereafter acquired or arising accounts, as defined in the UCC or PPSA, as applicable, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

         "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of the Borrower pursuant to agreement or overdrafts.

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition by the Borrower and/or any of its Subsidiaries of all or substantially all of the assets of a Person, or of any business or division of a Person, or of any patents, trademarks, service marks, trade names and/or copyrights (or any license to use any of the foregoing) of any Person, which transaction may include the purchase of Inventory and/or other assets from such Person or other parties related to such Person, (b) the acquisition by the Borrower and/or any of its Subsidiaries of all of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Wholly-Owned Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that a Wholly-Owned Subsidiary is the surviving entity.

         "Activation Event" means (i) an Event of Default has occurred or (ii) Availability is less than $10,000,000.

         "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of Holdings and its Subsidiaries, Holdings and its Subsidiaries' net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income:

         (a)  gain or loss arising from the sale of any capital asset;

         (b) gain arising from the write-up in the book value of any asset, or loss arising from the write-down in the book value of any fixed or intangible asset (except any Account);

         (c) earnings or losses of any Person, substantially all the assets of which have been acquired by Holdings or any Subsidiary, including the Borrower, in any manner, to the extent realized by such other Person prior to the date of acquisition;

         (d) earnings or losses of any Person (other than any Subsidiary of Holdings, including the Borrower) in which Holdings or any Subsidiary, including the Borrower, has an ownership interest unless (and only to the extent) such earnings or loss shall actually have been received or paid by Holdings or any Subsidiary, including the Borrower, in the form of cash distributions or capital contributions;

         (e) earnings or losses of any Person (other than any Subsidiary of Holdings, including the Borrower) to which assets of Holdings or any Subsidiary, including the Borrower, shall have been sold, transferred or disposed of, or into which Holdings or any Subsidiary, including the Borrower, shall have been merged, or which has been a party with Holdings or any Subsidiary, including the Borrower, to any consolidation or other form of reorganization, prior to the date of such transaction;

         (f) gain arising from the acquisition of debt or equity securities of Holdings or any Subsidiary, including the Borrower, or from cancellation or forgiveness of Debt;

         (g) the cost associated with the write-off of deferred financing costs related to that certain Credit Agreement dated February 27, 1997 among the Borrower and The First National Bank of Chicago, as Agent, (now Bank One) and other costs associated with the 1997 recapitalization;

         (h) gain arising from extraordinary items, as determined in accordance with GAAP;

         (i) at Agent's sole discretion, any expense resulting from any non-recurring transactions, defined and reported externally in accordance with GAAP and any applicable SEC reporting guidelines;

         (j) the non-recurring charges from Holdings', the Borrower and its Subsidiaries fourth quarter of its Fiscal Year ended June 28, 2001, of (1) the $836,291 charge for severance and employee termination benefits related to the execution of a restructuring plan that eliminated approximately 50 positions; and (2) the $1,110,331 charge for preparatory integration costs related to the acquisition of Champion Products by CCP; and

         (k) the non-recurring gain of $629,787 related to the sale by the Borrower of its Tandem Marketing business realized during the Holdings', the Borrower's and Borrower's Subsidiaries fourth quarter of the Fiscal Year ended June 28, 2001.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that the term "Affiliate" shall specifically exclude JZ Equity Partners PLC.

         "Agency Fee" has the meaning specified in Section 2.4.

         "Agent" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

         "Agent Advances" has the meaning specified in Section 1.2(i).

         "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

         "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

         "Aggregate Revolver Outstandings" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

         "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

         "Anniversary Date" means each anniversary of the Closing Date.

         "Applicable Margin" means

         (i) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Rate Loans), .250%;

         (ii)     with respect to LIBOR Revolving Loans, 2.50%;

         (iii) with respect to commercial/documentary Letters of Credit, 1.250%;

         (iv)     with respect to the Unused Line Fee, .250%; and

         (v)      with respect to standby Letters of Credit, 2.50%

         The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Holdings' Fixed Charge Coverage Ratio, commencing with the first day of the first calendar month that occurs after delivery of Holdings' quarterly Financial Statements to Lenders for the fiscal quarter ending June 27, 2002. Adjustments in Applicable Margins shall be determined by reference to the following grids:

--------------------------------------------------------------------------------
If Fixed Charge Coverage Ratio Is:                 Level of Applicable Margins:
---------------------------------                  ---------------------------

>1.45:1                                             Level I
-

>1.35:1, but <1.45:1                                Level II
-

>1.25:1, but <1.35:1                                Level III
-

>1.15:1, but <1.25:1                                Level IV
-

<1.15:1                                             Level V
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                                    APPLICABLE MARGINS
                                        ---------------------------------------------------------------------
                                        Level I        Level II        Level III      Level IV       Level V
                                        -------        --------        ---------      --------       -------
Base Rate Revolving Loans               0%             .250%           .250%          .375%          .500%

LIBOR Revolving Loans and Standby       2.00%          2.25%           2.50%          2.75%          3.00%
Letters of Credit

Unused Line Fee                         .250%          .250%           .250%          .375%          .375%

Commercial/Documentary L/C              1.00%          1.125%          1.250%         1.375          1.500%
------------------------------------------------------------------------------------------------------------


         All adjustments in the Applicable Margins after June 27, 2002 shall be implemented quarterly on a prospective basis, for each calendar month after the date of delivery to the Lenders of quarterly unaudited Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, the Borrower shall deliver to the Agent and the Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

         "Approved Customs Broker/Shipper" means any reputable and credit worthy customs broker receiving, or shipper or freight forwarder, transporting raw materials or finished goods from locations outside the United States or Canada to locations within the United States or Canada designated by the Borrower that has entered into a bailee letter with Agent on terms acceptable to Agent regarding in-transit Inventory.

         "Assignee" has the meaning specified in Section 11.2(a).

         "Assignment  and  Acceptance"  has the  meaning  specified  in  Section
11.2(a).

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent and the reasonably allocated costs and expenses of internal legal services of the Agent.

         "Availability" means, at any time, the lesser of (a) the Maximum Revolver Amount minus the sum of (i) Reserves against Availability, (ii) the unpaid balance of Revolving Loans, (iii) the aggregate amount of Pending
Revolving Loans, (iv) 100% of the aggregate undrawn face amount of all outstanding Letters of Credit (both standby and documentary), and (v) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit or (b) the Borrowing Base minus the sum of (i) Reserves (without duplication of Reserves deducted in calculating the Borrowing Base), (ii) the unpaid balance of Revolving Loans, (iii) the aggregate amount of Pending Revolving Loans, (iv) 100% of the aggregate undrawn face amount of outstanding standby Letters of Credit and (v) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

         "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

         "Bank Products" means any one or more of the following types of services or facilities extended to Holdings, the Borrower or Borrower's Subsidiaries by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions;
(iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

         "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss. 101 et seq.).


         "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

         "Base Rate Loans" means the Base Rate Revolving Loans.

         "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

         "BIA" means the Bankruptcy and Insolvency Act (Canada) and all regulations thereunder.

         "Blocked Account Agreement" means an agreement including, without limitation, a blocked account agreement (springing) among the Borrower or Subsidiary Guarantors, as applicable, or Borrower's Subsidiaries, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

         "Borrower Indenture" means that certain Indenture dated as of February 27, 1997 between the Borrower and Fleet National Bank, as Trustee and all Supplemental Indentures.

         "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower or by Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

         "Borrowing  Base" means, at any time, an amount equal to (a) the sum of
(A) eighty-five percent (85%) of the value of Eligible Accounts; plus (B) fifty percent (50%) of the value of Eligible Inventory; plus (C) fifty percent (50%) of the value of Eligible In-Transit Inventory; plus (D) the Fixed Asset Amount; plus (E) fifty percent (50%) of the undrawn face amount of outstanding Letters of Credit for Inventory that will become Eligible Inventory or Eligible In-Transit Inventory and not already included in either of these categories; minus (b) Reserves from time to time established by the Agent in its reasonable judgment; provided that the aggregate Revolving Loans advanced against (i)
Eligible Inventory and Eligible In-Transit Inventory shall not exceed the Maximum Inventory Loan Amount and (ii) Eligible Inventory, Eligible In-Transit Inventory and Eligible Accounts of the Canadian Subsidiary shall not exceed $5,000,000 at any time, and, in any case, at any time Availability is less than $12,500,000, in Agent's sole discretion, Agent can adjust the advance rate for Eligible Inventory and Eligible In-Transit Inventory to an amount equal to 85% of the net orderly liquidation value of Eligible Inventory and Eligible In-Transit Inventory as determined by appraisals.

         "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

         "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Kansas City, Missouri, Chicago, Illinois or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

         "Canadian Excess Amount" means with respect to any Canadian Subsidiary Guarantor an amount equal to the sum of (a) the amounts of cash deposited in any bank account by such Canadian Subsidiary Guarantor, (b) marketable securities owned by such Canadian Subsidiary Guarantor, (c) the value of direct obligations of the United States of America or Canada, or any agency thereof, or obligations guaranteed by the United States of America or Canada, in each case, owned by the Canadian Subsidiary Guarantor, provided that such obligations mature within one year from the date of acquisition thereof, (d) the value of acquisitions by any Canadian Subsidiary Guarantor of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or Canada or any state thereof having capital and surplus aggregating at least $100,000,000 and (e) the value of acquisitions by any Canadian Subsidiary Guarantor of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof

         "Canadian Subsidiary" has the meaning specified in Section 7.20.

         "Canadian Subsidiary Guarantors" means any Subsidiary of the Borrower organized under the laws of Canada that has entered into a Subsidiary Guaranty in favor of Agent for the benefit of the Lenders and granted to Agent perfected Liens on all or substantially all of its assets to secure that Subsidiary Guaranty, subject only to Permitted Liens.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

         "Capital Lease" means any lease of property by Holdings, the Borrower or Borrower's Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the Borrower.

         "CCP" means CC Products, Inc. a Delaware corporation.

         "CCQ" means the Civil code of Quebec, and all regulations thereunder.

         "Champion Inventory Limit" means (a) for the period from the Closing Date until March 31, 2003, $12,000,000, (b) for the period from April 1, 2003 until March 31, 2004, $13,500,000, and (c) for the period from April 1, 2004 until the Termination Date, $15,000,000.

         "Champion   Products"  means  Champion  Products,   Inc.,  a  New  York
corporation, which through a series of transactions was acquired by CCP.

         "Champion Stock Purchase Agreement" means that certain Stock Purchase Agreement dated April 20, 2001 by and among Sara Lee Corporation, Champion Products and the Borrower.

         "Change of Control" means any event, transaction or occurrence as a result of which (a) the Management Stockholders cease to own and control all of the economic and voting rights associated with ownership of at least forty percent (40%) of the outstanding Series A common stock of Holdings, (b) Jordan Stockholders cease to own and control all of the economic and voting rights associated with ownership of at least forty percent (40%) of the outstanding Series B common stock of Holdings, (c) the Management Stockholders and Jordan Stockholders, collectively, cease to own and control all of the economic and voting rights associated with the ownership of at least 51% of the outstanding Series A and B common stock of Holdings, (d) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding capital stock of the Borrower or (e) the Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding capital stock of any of its Subsidiaries.

         "Chattel   Paper"  means  all  of  the   Borrower's  and  each  of  its
Subsidiary's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

         "Chillicothe Debt" means loans, obligations, and debt of the Borrower (excluding Obligations under this Agreement) incurred or assumed, or to be incurred or assumed, in connection with the acquisition, construction, expansion, equipping and improving a manufacturing facility in Chillicothe, Missouri. The Chillicothe Debt shall not exceed the aggregate principal amount of $1,000,000.

         "Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

         "Closing Date" means the date of this Agreement.

         "Closing Fee" has the meaning specified in Section 2.4.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all of Holdings, the Borrower's and each of Borrower's Subsidiary's real and personal property and all other assets of any Person from time to time subject to Agent's Liens securing payment or performance of the Obligations.

         "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on
Schedule 1.2 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

         "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

         "Credit Support" has the meaning specified in Section 1.4(a).

         "Debt" means, without duplication, all liabilities, obligations and indebtedness of the Borrower or any of its Subsidiaries (or Holdings with respect to the determination of the Fixed Charge Coverage Ratio) to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables and amounts due under License Agreements, but including (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on the Borrower's or its Subsidiaries' property, even though the Borrower or such Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower or any such Subsidiary prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower or any such Subsidiary, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower or any such Subsidiary prepared in accordance with GAAP;
(d) all obligations and liabilities under Guaranties and (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases. Debt does not include any indemnities or contingent liabilities arising in the ordinary course of business including performance, surety, statutory, appeal or similar bonds or any liabilities, obligations or indebtedness not classified as debt pursuant to GAAP except as otherwise stated above.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

         "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by 2 percentage points per annum.

         "Defaulting Lender" has the meaning specified in Section 12.15(c).

         "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of the Borrower or one of its Subsidiaries.

         "Designated Account" has the meaning specified in Section 1.2(c).

         "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

         "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Borrower or one of its Subsidiaries.

         "DOL" means the United States Department of Labor or any successor department or agency.

         "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

         "EBITDA" means, with respect to any fiscal period of Holdings and its Subsidiaries, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization; provided, however, EBITDA shall not be reduced as a result of any election by the Borrower and its Subsidiaries to change its method of valuing its Inventory to the last-in, first-out basis.

         "Eligible  Accounts"  means the Accounts of the Borrower or  Subsidiary
Guarantors which the Agent in the exercise of its reasonable discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

         (a) with respect to which more than 120 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

         (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

         (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

         (d) which represents a progress billing (as hereinafter defined) or as to which the Borrower or Subsidiary Guarantors has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's or Subsidiary Guarantors' completion of any further performance under the contract or agreement;

         (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States, the BIA or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

         (f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

         (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada; or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision of such foreign country, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its reasonable discretion and except that Eligible Accounts shall include up to $500,000 of Accounts in the aggregate owing by non-US and non-Canadian Account Debtors;

         (h) owed by an Account Debtor which is an Affiliate or employee of Holdings, the Borrower or Borrower's Subsidiaries;

         (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

         (j) owed by an Account Debtor to which the Borrower or Subsidiary Guarantors or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment (including, without limitation, accrued rebates, discounts, claims, credits and allowances) by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

         (k) owed by the government of the United States of America or Canada, or any department, agency, public corporation, or other instrumentality thereof, unless, in the case of the United States of America, the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;

         (l) owed by any state, province, municipality, or other political subdivision of the United States of America or Canada, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

         (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

         (n) which is evidenced by a promissory note or other instrument or by chattel paper;

         (o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

         (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower or its Subsidiaries to seek judicial enforcement in such State of payment of such Account, unless such Borrower or its Subsidiaries have qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

         (q) which arises out of a sale not made in the ordinary course of the Borrower's or its Subsidiary business;

         (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower or its Subsidiaries, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

         (s) owed by an Account Debtor which is obligated to the Borrower or Subsidiary Guarantors respecting Accounts the aggregate unpaid balance of which exceeds twenty percent (20%) of the aggregate unpaid balance of all Accounts owed to the Borrower or Subsidiary Guarantors at such time by all of the Borrower's or Subsidiary Guarantors' Account Debtors, but only to the extent of such excess; provided, that with respect to Accounts owed by Barnes and Noble to the Borrower or Subsidiary Guarantors, to the extent such Accounts the aggregate unpaid balance of which exceeds twenty five (25%) of the aggregate unpaid balance of all Accounts owed to the Borrower or Subsidiary Guarantors at such time by all of the Borrower's or Subsidiary Guarantors' Account Debtors, but only to the extent of such excess;

         (t) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders; and

         (u) to the extent (but only to the extent) such Account is subject to any unpaid sales, excise or similar taxes.

         If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

         "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

         "Eligible In-Transit Inventory" shall mean Inventory which is otherwise Eligible Inventory (except with respect to the eligibility requirements set forth in clauses (h), (i) and (k) of the definition of Eligible Inventory) and is in-transit from foreign suppliers to the Borrower or Subsidiary Guarantor or Borrower's or Subsidiary Guarantors' designated location and reflected on the Borrower's or such Subsidiary Guarantor's internal accounting records as in-transit Inventory. In furtherance of and without limiting the foregoing:
Eligible In-Transit Inventory shall be limited to raw materials and finished goods (i) in the possession or control of an Approved Customs Broker/Shipper under contract with the Borrower or Subsidiary Guarantors and in which the Borrower or Subsidiary Guarantor has good title; (ii) as to which Agent for the benefit of Lenders has a first priority security interest through constructive possession by means of a customs broker bailee agreement with an Approved Customs Broker/Shipper; (iii) which have been accepted by the Borrower or Subsidiary Guarantor or their agent (F.O.B. shipping point or equivalent) as conforming goods; (iv) which are fully insured against loss under insurance naming Agent as loss payee for the benefit of Lenders; (vi) as to which Agent has been designated as consignee on the applicable bill of lading or other Document; provided, however, that at no time shall Eligible In-Transit Inventory exceed $7,500,000 in aggregate.

         "Eligible Inventory" means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any
Inventory:

         (a) that is not owned by the Borrower or any Subsidiary Guarantor;

         (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) and (h) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

         (c) that does not consist of finished goods or raw materials;

         (d) that consists of work-in-process, chemicals, embroidery, artwork, samples, prototypes, supplies, or packing and shipping materials;

         (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority having regulatory authority over such goods, their use or sale;

         (f) that is obsolete or is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower's or Subsidiary Guarantors' business, or that is slow moving or stale without duplication for Inventory reduced in value to market per GAAP ;

         (g) that is returned or repossessed or used goods taken in trade;

         (h) that is located outside the United States of America or Canada;

         (i) that is located in a public warehouse or in possession of a bailee or in a facility leased by the Borrower or Subsidiary Guarantors, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent unless a Reserve for rents or storage charges has been established for Inventory at that location;

         (j) that contains or bears any Proprietary Rights licensed to the Borrower or a Subsidiary Guarantor by any Person, as to which the Borrower has not delivered to the Agent an Inventory Disposition Agreement acceptable to the Agent if requested;

         (k) that is Inventory, placed on consignment or not reflected in the details of a current perpetual inventory report, provided however up to $1,000,000 of such Inventory shall be considered Eligible Inventory;

         (l) that is Inventory consisting of product that is categorized as "Irregular"; or

         (m) that consists of raw materials carrying the Champion trademark and is subject to the License Agreement with Sara Lee Corporation, provided, however, an amount equal to the Champion Inventory Limit of such Inventory shall be considered Eligible Inventory; provided, further, upon receipt of an Inventory Disposition Agreement relating to such Inventory, on terms and conditions acceptable to the Agent in its sole discretion, all such Inventory, regardless of amount shall be considered Eligible Inventory to the extent otherwise eligible hereunder.

         If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

         "Environmental Compliance Reserve" means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrower from time to time for amounts that are reasonably likely to be expended by the Borrower or its Subsidiaries in order for the Borrower, its Subsidiaries and their operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

         "Environmental Laws" means all federal, state, provincial or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

         "Environmental Lien" means a Lien in favor of any Governmental Authority or other Person for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Equipment" means all of the Borrower's and each of its Subsidiaries' now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by the Borrower and each of its Subsidiaries and all of the Borrower's and each of its Subsidiaries' rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA   Affiliate"  means  any  trade  or  business  (whether  or  not incorporated)  under  common  control  with the  Borrower  within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "Event" means (a) an athletic competition or other private or public event at which the Borrower or any of its Subsidiaries' Inventory is sold at retail (i) by the Borrower or its Subsidiary or by their regular or temporary employees at such event with a payment by Borrower or its Subsidiary to the owner of the facility at which the event is held and/or to the sponsoring organization of commissions, site fees and/or royalties, or (ii) by a vendor at such event to which Borrower or its Subsidiaries ships Inventory on consignment and for which the vendor remits the proceeds to the Borrower or its Subsidiary minus commissions or site fees; and/or (b) a warehouse sale at which Inventory is sold by the Borrower or its Subsidiary or by their regular or temporary employees at such warehouse sale. In connection with such an Event, Inventory may be sold at the Event, temporary locations at hotels in the area, and at activities held in connection with such Event.

         "Event of Default" has the meaning specified in Section 9.1.

         "Event 1" means Event 1, Inc., a Kansas corporation.

         "Exchange  Act"  means  the  Securities   Exchange  Act  of  1934,  and
regulations promulgated thereunder.

         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

         "Fiscal   Year"  means   Holdings',   the   Borrower's   or  Borrowers'
Subsidiaries' fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on June 27, 2002.

         "Fixed Assets" means the Equipment and Real Estate of the Borrower.

         "Fixed Asset Amount" means an amount equal to $13,381,025; provided, however, that such amount shall decrease by $500,000 on the first day of each calendar quarter, commencing on the calendar quarter beginning on or about October 1, 2002. The Fixed Asset Amount shall increase (a) by an additional amount equal to 70% of the appraised value of the Chillicothe property at such time as the Agent has received a (i) first priority Mortgage, (ii) title policy,
(iii) flood certificates , (iv) environmental questionnaires with respect to the Chillicothe property and (v) any other documents derived therefrom in form and substance reasonably satisfactory to Agent and the Lenders in their sole discretion and (b) by an additional amount equal to 70% of the incremental revised appraised value of the (i) 9700 Commerce Parkway property and (ii) 16002
W. 110th Street property. The appraised value referenced in clauses (a) and (b) shall be mutually satisfactory to Agent, Lenders and the Borrower.

         "Fixed Asset Amount Reduction" has the meaning specified in Section 3.4(d).

         "Fixed Charge Coverage Ratio" means, with respect to any fiscal period of Holdings and its Subsidiaries, the ratio of (a) EBITDA minus Capital Expenditures not funded with third party Debt to (b) Fixed Charges.

         "Fixed Charges" means, with respect to any fiscal period of Holdings on a consolidated basis, without duplication, interest expense paid in cash, scheduled principal payments of Debt, scheduled amortization of the Fixed Asset Amount, Federal, state, local and foreign income taxes (net of any tax benefits with respect to such taxes), excluding deferred taxes, but including all such taxes paid by or refunded to, Holdings and its Subsidiaries on a consolidated basis and without duplication of amounts deductible in the calculation of EBITDA, all Distributions paid in cash by Holdings and the Borrower, plus the difference between (i) any Distribution paid in cash permitted pursuant to clause (c) or (f) of the definition of Permitted Holdings Payments minus (ii) an amount equal to the cash proceeds received by Holdings from stock issuances, stock reissuances or the exercise of stock options to the extent such proceeds are distributed or contributed to the Borrower.

         "Funding Date" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

         "General Intangibles" means all of the Borrower's and each of its Subsidiaries' now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower and each Subsidiary of the Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower or one of its Subsidiaries in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrower or one of its Subsidiaries from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower or one of its Subsidiaries is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower or one of its Subsidiaries.

         "Goods" means all "goods" as defined in the UCC or PPSA, as applicable, now owned or hereafter acquired by the Borrower or one of its Subsidiaries, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

         "Governmental Authority" means any nation or government, any state, any province, municipality, region or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing and any department, agency, board, commission, tribunal, committee or instrumentality of any of the foregoing.

         "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

         "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Holdings' or any of its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "Holdings" means GFSI Holdings, Inc. a Delaware corporation.

         "Holdings Guaranty" means the Guaranty dated as of the date hereof executed by Holdings in favor of Agent for the benefit of Lenders.

         "Holdings Pledge Agreement" means the Pledge Agreement dated as of the date hereof executed by Holdings in favor of Agent for the benefit of Lenders.

         "Instruments" means all instruments as such term is defined in the UCC or PPSA, as applicable, now owned or hereafter acquired by the Borrower or one of its Subsidiaries.

         "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Stated Termination Date.

         "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

         "Inventory" means all of the Borrower's and each of its Subsidiaries' now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in the Borrower's or one of the Borrower's Subsidiaries' business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

         "Investment Property" means all of the Borrower's right and its Subsidiaries' title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Jordan Stockholders" means (a) The Jordan Company, LLC, a New York general partnership, Jordan/Zalznick Capital Company, a New York corporation, Jordan Industries, Inc., an Illinois corporation, and their respective affiliates (including Leucadia Investors, Inc.), (b) current, former and future partners, members, principals, directors, officers, employees and agents of the Persons referred to in clause (a) hereof, (c) The John W. Jordan II Revocable Trust, The Jordan Family Trust and/or any other trusts established by John W. Jordan II, (d) any other trust established, now or hereafter, by the persons referred to in clause (b) hereof, and (e) any corporation, partnership or other entity controlled by, or which is an affiliate of, now or hereafter, the Persons referred to in clauses (a), (b), (c) and (d) hereof, and (f) JZ Equity Partners PLC, a public limited liability company formed under the laws of England and Wales, and any corporation, partnership or other entity controlled by, or which is an affiliate of, now or hereafter, JZ Equity Partners PLC.

         "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of Holdings and its Subsidiaries financial condition, results of operations, and cash flows, for the period commencing on June 29, 2001 and ending on June 27, 2002 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(e).

         "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

         "Letter of Credit" has the meaning specified in Section 1.4(a).

         "Letter of Credit Fee" has the meaning specified in Section 2.6.

         "Letter of Credit Issuer" means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

         "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by the Borrower or one of its Subsidiaries, including rights to payment or performance under a letter of credit, whether or not Borrower or one of its Subsidiaries, as beneficiary, has demanded or is entitled to demand payment or performance.

         "Letter of Credit Subfacility" means $25,000,000.

         "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan or, with respect to each Interest Period of greater than three months in duration, the last day of the third month of such Interest Period and the last day of such Interest Period.

         "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR Rate  =         Offshore Base Rate
                                 -------------------------------------------
                                      1.00 - Eurodollar Reserve Percentage
                  Where,

                  "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "LIBOR Rate Loans" means the LIBOR Revolving Loans.

         "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

         "License Agreement" means license or royalty agreements entered into by Borrower and/or its Subsidiaries as the licensee entered into in the ordinary course of business or in connection with an Acquisition, including agreements with guaranteed or minimum payments. Existing agreements of this type are listed or described on Schedule 6.12.

         "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, hypothec, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), (i) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property and (ii) with respect to property located in Canada, any other lien, charge, privilege, secured claim, title retention, garnishment, right, deemed trust, encumbrance or any other right affecting property, choate or inchoate, whether or not crystallized or fixed, whether or not for amounts due or accruing due, arising by any statute, act of law of any jurisdiction, at common law, in equity or any agreement; and (c) any contingent or other agreement to provide any of the foregoing.

         "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Agent.

         "Loan Documents" means this Agreement, the Trademark Security Agreements, the Security Agreement, the Mortgages, the Pledge Agreement, the Holdings Guaranty, the Subsidiary Guaranty, the Holdings Pledge Agreement and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement, including, without limitation, the documents to be delivered pursuant to Section 7.20 hereof.

         "Loans"  means,  collectively,  all loans and advances  provided for in
Article 1.

         "Majority Lenders" means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

         "Management Stockholders" means Robert Wolff, Larry Graveel, Mike Gary,
J. Craig Peterson, Jason Krakow, Mark Schimpf, Carl Allard, Jim Malseed and their family members and trusts for the benefit of any of the foregoing.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition
(financial or otherwise) or prospects of the Borrower, the Collateral or any guarantor of the Obligations; (b) a material impairment of the ability of the Borrower or any Affiliate of the Borrower, including Subsidiaries, to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Holdings, the Borrower or Borrower's Subsidiaries of any Loan Document to which it is a party.

         "Maximum Inventory Loan Amount" means $30,000,000.

         "Maximum Rate" has the meaning specified in Section 2.3.

         "Maximum Revolver Amount" means $65,000,000.

         "Mortgages" means and includes any and all of the mortgages, charges/mortgages of land, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Borrower to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of the Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

         "Multi-employer Plan"  means a  "multi-employer  plan"  as  defined  in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or its Subsidiaries or any ERISA Affiliate.

         "Net Proceeds" has the meaning specified in Section 3.4(b).

         "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 1.2(h).

         "Notice of Borrowing" has the meaning specified in Section 1.2(b).

         "Notice  of  Continuation/Conversion"  has  the  meaning  specified  in
Section 2.2(b).

         "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by Holdings and any of its Subsidiaries to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to Holdings and its Subsidiaries or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

         "Payment Account" means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or the Borrower, as the Agent may determine, on terms acceptable to the Agent.

         "PBGC"  means  the  Pension   Benefit   Guaranty   Corporation  or  any
Governmental Authority succeeding to the functions thereof.

         "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted Holdings Payments" means any Distribution by the Borrower or its Subsidiaries to Holdings at any time other than after and during the occurrence of an Event of Default (except for purposes of any Distribution described in clause (b) of this definition) for the purpose of (a) enabling Holdings to pay the fees pursuant to that certain TJC Management Agreement dated February 27, 1997 in an amount not to exceed $1,000,000 per annum in quarterly installments, (b) meeting obligations with respect to tax obligations under the Tax Sharing Agreement dated as of February 27, 1997 between Holdings and the Borrower, (c) making payments and stock repurchases under the Stockholders' Agreement or any related agreements (including payments on any debt relating thereto) in an aggregate amount not to exceed $1,000,000 per annum, (d) paying the costs of accounting, legal, administrative, directors, franchise tax, governmental and other ordinary course fees (including payments on any debt relating thereto), expenses and indemnities in an aggregate amount not to exceed $500,000 per annum, (e) enabling Holdings to pay scheduled payments due on or after March 15, 2005 under the Indenture dated February 27, 1997, between Holdings and Fleet National Bank, as Trustee as in effect on the Closing Date,
(f) enabling Holdings to purchase Holdings capital stock from current or former executives, management and employees of the Borrower or its Subsidiaries of up to a maximum of $500,000 in the aggregate per year. Notwithstanding anything herein to the contrary, if Holdings sells any capital stock repurchased pursuant to clause (c) or (f), an amount equal to the proceeds of such sales shall be deemed to reduce the amounts previously applied against the respective maximum amounts set forth in such clause(s); provided that the proceeds of such sales are distributed to the Borrower, and (g) enabling Holdings to make any payments required in connection with that certain Noncompetition Agreement dated as of February 27, 1997 by and between Holdings and Robert M. Wolff in an amount not to exceed $250,000 per annum.

         "Permitted Liens" means:

         (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $500,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the Borrower's or its Subsidiaries' books and records and a stay of enforcement of any such Lien is in effect;

         (b)  the Agent's Liens;

         (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

         (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, customs brokers, and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $500,000 in the aggregate;

         (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower's or its Subsidiaries' business;

         (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

         (g) Liens arising in connection with (i) operating leases permitted hereunder and (ii) any leases or subleases but only to the extent the Agent has set appropriate Reserves in its reasonable discretion;

         (h) Liens in favor of customs and revenue authorities to secure payments of customs duties in connection with importation of goods;

         (i) Liens on assets (other than Accounts and Inventory) acquired pursuant to Acquisitions allowed under Section 7.21 whether such Liens existed prior to or arose in connection with such Acquisition;

         (j)  existing Liens as set forth on Schedule 7.18;

         (k)  Liens  otherwise   permitted  hereunder  in  connection  with  any
extension, refinancing, replacement, renewal, substitution or refunding of any Debt permitted hereunder;

         (l)  Liens incurred in connection with the Chillicothe Debt;

         (m) Liens of any trustee incurred in connection with and pursuant to the fifth paragraph of Section 7.07 of the Borrower Indenture;

         (n) Liens allowed to secure Debt permitted pursuant to Section 7.13(c); and

         (o) Liens incurred in connection with workers' compensation, Canada Pension Plan, employment insurance and similar legislation not to exceed in the aggregate $250,000.

         "Person"  means  any  individual,  sole  proprietorship,   partnership,
limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or its Subsidiaries sponsor or maintain or to which the Borrower or its Subsidiaries make, are making, or are obligated to make contributions and includes any Pension Plan.

         "Pledge Agreement" means the Pledge Agreement executed by the Borrower dated as of the date hereof in favor or the Agent for the benefit of the Lenders.

         "PPSA" means the Personal Property Security Act (Ontario), and all regulations thereunder.

         "Proprietary Rights" means all of the Borrower's and each of its Subsidiaries' now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

         "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction

(expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances. Following the termination of the Lenders' Commitments, the Obligations shall exclude Bank Products for purposes of the definition of Pro Rata Share.

         "Real Estate" means all of the Borrower's and each of its Subsidiaries' now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's and each of its Subsidiaries' now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

         "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 66-2/3% of all Commitments.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts, Eligible Inventory, or Eligible In-Transit Inventory, established by Agent from time to time in Agent's sole reasonable judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent's credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, (d) to the extent not reflected in the calculation of Eligible Inventory, reserves for Inventory shrinkage, (e) reserves for customs charges, (f) reserves for dilution, (g) a reserve for accrued and unpaid licensing fees, and (h) reserves for warehousemen's or bailees' charges. At the Borrower's reasonable request, Agent shall provide an explanation of the reasons for any Reserves.

         "Responsible Officer" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

         "Restricted Investment" means, as to the Borrower and its Subsidiaries, any acquisition of property by the Borrower or its Subsidiaries in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment or Real Estate and improvements to be used in the business of the Borrower or its Subsidiaries, provided with respect to acquisitions of Real Estate, the Borrower shall, and shall cause its Subsidiaries to provide, an environmental assessment acceptable to Agent in its sole discretion prior to such acquisition so long as the acquisition costs thereof constitute Capital Expenditures; (b) acquisitions of Inventory in the ordinary course of business of the Borrower or its Subsidiaries; (c) acquisitions of current assets acquired in the ordinary course of business of the Borrower or its Subsidiaries; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) Hedge Agreements; (h) Acquisitions permitted pursuant to Section
7.21; (i) investments of the Borrower in any Subsidiary now existing or hereafter created or acquired as permitted under Section 7.20, including any payments made to capitalize a new Subsidiary, provided, that the Borrower's investment in the Canadian Subsidiary, when taken together with any intercompany Debt owing by the Canadian Subsidiary to the Borrower shall not exceed $5,000,000 in the aggregate; (j) any other investments expressly permitted hereunder, (k) investments of the Borrower or its Subsidiaries in Holdings but only to the extent that such investments are Permitted Holdings Payments and (l) intercompany loans permitted under Section 7.13(g).

         "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

         "Security Agreement" means the Security Agreement of even date herewith among the Borrower, CCP, Event 1 and Agent for the benefit of Agent and other Lenders.

         "Senior   Notes"   means  the  Series  A  and  Series  B  95/8%  Senior
Subordinated Notes Due 2007, issued pursuant to the Borrower Indenture.

         "Settlement"  and  "Settlement  Date" have the  meanings  specified  in
Section 12.15(a)(ii).

         "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by the Borrower or one of its Subsidiaries, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

         "Solvent" when used with respect to any Person, means that at the time of determination:

                  (a) the fair market value (i.e., the value of the consideration obtainable in a sale of assets on a going concern basis in the open market, assuming a sale by a willing seller to a willing buyer dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such assets, neither being under any compulsion to act, determined in good faith) of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

                  (b) the present fair saleable value of its assets (as determined on a going-concern basis) is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                  (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stated Termination Date" means January 15, 2005 or the date to which this Agreement is extended pursuant to Section 10.1.

         "Stockholders Agreement" means the Amended and Restated Subscription and Stockholders Agreement, dated as of December 19, 2000, among Holdings and its shareholders, as it may be amended from time to time.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower and includes, without limitation, the Subsidiary Guarantors.

         "Subsidiary Guarantors" means the US Subsidiary Guarantors and the Canadian Subsidiary Guarantors.

         "Subsidiary Guaranty" means the Guaranty dated as of the date hereof executed by each of CCP and Event 1 in favor of the Agent for the benefit of the Lenders, plus any additional guarantees in favor of Agent or the Lenders by a Subsidiary required under Section 7.20 or otherwise.

         "Supporting Obligations" means all supporting obligations as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

         "Target" means any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in an Acquisition.

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

         "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

         "Total Facility" has the meaning specified in Section 1.1.

         "Trademark Security Agreement" means the Trademark Security Agreement, dated as of the date hereof, executed and delivered by the Borrower to the Agent to evidence and perfect the Agent's security interest in the Borrower's or its Subsidiaries' present and future trademarks and related licenses and rights, for the benefit of the Agent and the Lenders.

         "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of Illinois or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unused Letter of Credit Subfacility" means an amount equal to Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

         "Unused Line Fee" has the meaning specified in Section 2.5.

         "U.S. Subsidiary Guarantors" means any Subsidiary of the Borrower organized under the laws of the United States that has entered into a Subsidiary Guaranty in favor of Agent for the benefit of the Lenders and granted perfected Liens to Agent to secure that Subsidiary Guaranty on all or substantially all of its assets, subject to Permitted Liens.

         "Wholly-Owned Subsidiary" means any business entity in which (other than directors' qualifying shares required by law) 100% of the ownership interest or 100% of the voting interest, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries of the Borrower, or both.

         Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

         Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

         (c)  (i)      The term  "documents" includes any and  all  instruments,
documents, agreements, certificates, indentures, notices and other writings, however evidenced.

              (ii) The term "including" is not limiting and means "including without limitation."

              (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

              (iv)     The word "or" is not exclusive.

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

         (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.23-7.24 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

         (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and its Subsidiaries, and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                                    EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE

                                    EXHIBIT C

                              FINANCIAL STATEMENTS

                                    EXHIBIT D

                               NOTICE OF BORROWING


                                                     Date:  ______________, 200_


To: Bank of America, N.A. as Agent for the Lenders who are parties to the Credit Agreement dated as of ___________, 2002 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among GFSI, Inc., certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

         The undersigned,  ___________________________  (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

         1.  The Business Day of the proposed Borrowing is ______, 200_.


         2.  The aggregate amount of the proposed Borrowing is $_________.


         3. The Borrowing is to be comprised of $_______ of Base Rate and $__________ of LIBOR Rate Loans.

         4. The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be _____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) The representations and warranties of the Borrower contained in the Credit Agreement are true and correct as though made on and as of such date;

         (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

         (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit, to exceed the Borrowing Base or the combined Commitments of the Lenders.

                                         GFSI, INC.



                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------

                                    EXHIBIT E

                        NOTICE OF CONTINUATION/CONVERSION


                                                   Date: ________________, 200_



To: Bank of America, N.A. as Agent for the Lenders to the Credit Agreement dated as of __________, 2002 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among GFSI, Inc., certain Lenders which are signatories thereto and Bank of America, N.A., as
       Agent

Ladies and Gentlemen:

         The undersigned,  ___________________________  (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

         1.   The Continuation/Conversion Date is ________, 200_.

         2. The aggregate amount of the Loans to be [converted] [continued] is $____________.

         3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

         4. The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be ____ months.


         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a)  The   representations  and  warranties  of  the  Borrower
         contained in the Credit Agreement are true and correct as though made on and as of such date;

                  (b)  Default  or  Event  of  Default  has   occurred   and  is
         continuing,   or  would   result   from  such   proposed   [conversion]
         [continuation]; and

                  (c) The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit to exceed the Borrowing Base or the combined Commitments of the Lenders.

                                         GFSI, INC.



                                         By:
                                            ------------------------------------

                                         Title:
                                               ---------------------------------

                                    EXHIBIT F

                  [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT


         This  ASSIGNMENT  AND  ACCEPTANCE   AGREEMENT  (this   "Assignment  and
Acceptance") dated as of ____________________, 2002 is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").

                                    RECITALS

         WHEREAS, the Assignor is party to that certain Credit Agreement dated as of _____________, 2002 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among GFSI, Inc., a Delaware corporation (the "Borrower"), GFSI Holdings, Inc., a Delaware corporation, the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and Bank of America, N. A., as agent for the Lenders (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

         WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrower in an aggregate amount not to exceed $__________ (the "Commitment");

         WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrower

         WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

         WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.   Assignment and Acceptance.

              (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

              (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections __ and __ of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

              (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

              (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

         2.   Payments.

              (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

              (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

         3.   Reallocation of Payments.

              Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4.   Independent Credit Decision.

              The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5.   Effective Date; Notices.

              (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 200_ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                    (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                   [(ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

                    (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                   [(iv)   the Assignee shall have complied with Section 11.2 of
         the Credit  Agreement (if applicable);]

                    (v) the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and

              (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

         6.   [Agent.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]

              (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement. Without limiting the generality of the foregoing, the parties acknowledge and agree that the Assignee and the Agent are solidary creditors of each of Holdings, the Borrower and each Subsidiary of Borrower party to a Loan Document in respect of all Obligations owed by each of them to the Agent and the Assignee, as contemplated by Section 12.17(b) of the Credit Agreement and in accordance with Article 1541 of the Civil Code of Quebec.

                  (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

         7.   Withholding Tax.

              The Assignee (a) represents and warrants to the Lender, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.   Representations and Warranties.

              (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

              (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

              (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; [and (iv) it is an Eligible Assignee.]

         9.   Further Assurances.

              The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.  Miscellaneous.

              (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

              (b) All payments made hereunder shall be made without any set-off or counterclaim.

              (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

              (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

              (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

              (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

              IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                                         [ASSIGNOR]


                                       By:______________________________________
                                       Title:___________________________________
                                       Address:_________________________________


                                                         [ASSIGNEE]


                                       By:______________________________________
                                       Title:___________________________________
                                       Address:_________________________________

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE


                       NOTICE OF ASSIGNMENT AND ACCEPTANCE




                                                          _______________, 200_



Bank of America, N.A
231 South LaSalle Street
Chicago, IL  60697
Attn:_______________


Re:  [Name and Address of the Borrower]

Ladies and Gentlemen:

              We refer to the Credit Agreement dated as of _________, 2002 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among GFSI, Inc. (the "Borrower"), ----------------- -------- the Lenders referred to therein and Bank of America,
N. A., as agent for the Lenders (the "Agent"). Terms ----- defined in the Credit Agreement are used herein as therein defined.

              1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment, as of , 200 , is $ ___________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $_____________.

              2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Borrower to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

              3.  The following administrative details apply to the Assignee:

                  (A)     Notice Address:

                          Assignee name:______________________
                          Address:      ______________________
                          Attention:    ______________________
                                        ______________________
                                        ______________________
                          Telephone:    (___)_________________
                          Telecopier:   (___)_________________


                  (B)     Payment Instructions:

                          Account No.:  ______________________
                                  At:   ______________________
                                        ______________________
                                        ______________________
                          Reference:    ______________________
                          Attention:    ______________________

              4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

              IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                              Very truly yours,

                                              [NAME OF ASSIGNOR]

                                              By:_______________________________
                                              Title:____________________________


                                              [NAME OF ASSIGNEE]


                                              By:_______________________________
                                              Title:____________________________

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


BANK OF AMERICA, N. A.
as Agent


By:_______________________________
Title:____________________________



[GFSI, INC.] [If Required]




By:_______________________________
Title:____________________________

                                  SCHEDULE 1.2


                                   COMMITMENTS




                                  Revolving Loan            Pro Rata Share
         Lender                     Commitment                (3 decimals)
         ------                   --------------            --------------

Bank of America, N.A.               $30,000,000                 46.154%

The CIT
Group/Commercial                    $20,000,000                 30.769%
Services, Inc.

U.S. Bank National
Association                         $15,000,000                 23.077%


                                                                100%
                                                                ----